Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Mark V. Hurd Chairman, Chief Executive Officer and President	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on Wednesday, March 18, 2009 at 2 p.m., local time, at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2008 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of and continued interest in Hewlett-Packard Company.

Sincerely,

Mark V. Hurd
Chairman, Chief Executive Officer
and President

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 18, 2009
Place	Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California
Items of Business	(1) To elect directors
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2009
(3) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were an HP stockholder as of the close of business on January 20, 2009.
Meeting Admission
You are entitled to attend the annual meeting only if you were an HP stockholder as of the close of business on January 20, 2009 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2000 Employee Stock Purchase Plan, also known as the Share Ownership Plan, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 20, 2009 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 4 of this proxy statement.

By order of the Board of Directors,

MICHAEL J. HOLSTON Executive Vice President, General Counsel and Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about January 27, 2009.

QUESTIONS AND ANSWERS

Proxy Materials

1.     Why am I receiving these materials?

The Hewlett-Packard Company Board of Directors has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 18, 2009. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission and that is designed to assist you in voting your shares.

2.     What is included in the proxy materials?

The proxy materials include:

  •
  Our proxy statement for the annual meeting of stockholders; and

  •
  Our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

3.     What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, HP's Board and Board committees, the compensation of HP's directors and certain executive officers for fiscal 2008 and other required information.

4.     Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

5.     Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.     How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

  •
  View our proxy materials for the annual meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.hp.com/investor/stockholdermeeting2009.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.     How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

8.     I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copy by contacting Innisfree M&A Incorporated ("Innisfree") at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please call Computershare, Inc. ("Computershare") at:

(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Solutions, Inc. at:

(800) 542-1061

All stockholders also may write to us at the address below to request a separate copy of these materials:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304

9.     What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

10.   How may I obtain a copy of HP's 2008 Form 10-K and other financial information?

Stockholders may request a free copy of our 2008 Annual Report, which includes our 2008 Form 10-K, from:

Hewlett-Packard Company
Attn: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) 438-4771 (U.S. and Canada) or (202) 315-4211 (International)
www.hp.com/investor/informationrequest

Alternatively, stockholders can access the 2008 Annual Report, which includes our 2008 Form 10-K and other financial information, on HP's Investor Relations website at:

www.hp.com/investor/home

HP also will furnish any exhibit to the 2008 Form 10-K if specifically requested.

Voting Information

11.   What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors

  •
  The ratification of the appointment of HP's independent registered public accounting firm for the 2009 fiscal year

We also will consider any other business that properly comes before the annual meeting. See Question 23 below.

12.   How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of HP's independent registered public accounting firm for the 2009 fiscal year.

13.   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most HP stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with HP's transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

14.   What shares can I vote?

Each holder of shares of HP common stock issued and outstanding as of the close of business on January 20, 2009, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee. On the record date HP had approximately 2,407,456,852 shares of common stock issued and outstanding.

15.   How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

16.   How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

  •
  By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-209-1711 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

17.   What is the deadline for voting my shares?

If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2000 Employee Stock Purchase Plan (the "Share Ownership Plan"), your vote by proxy must be received before the polls close at the annual meeting.

If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m., Eastern time, on March 15, 2009 for the trustee to vote your shares.

If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

18.   May I change my vote?

You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m., Eastern time, on March 15, 2009 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in Question 30 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

19.   Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

20.   How are votes counted?

In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. You also may cumulate your votes as described in Question 22.

You may vote "FOR," "AGAINST" or "ABSTAIN" with respect to the proposal to ratify the appointment of HP's independent registered public accounting firm for the 2009 fiscal year. If you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of HP's nominees to the Board and FOR ratification of the appointment of HP's independent registered public accounting firm).

For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern time, on March 15, 2009, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

21.   What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee's election must exceed the number of votes cast against such nominee's election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected. Approval of the proposal to ratify the appointment of HP's independent registered public accounting firm for the 2009 fiscal year requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting.

If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

22.   Is cumulative voting permitted for the election of directors?

In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are ten directors to be elected at the annual meeting, you may allocate 1000 "FOR" votes (ten times 100) among as few or as many of the ten nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the annual meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

If you vote by proxy card or voting instruction card and sign your card with no further instructions, Mark V. Hurd, Michael J. Holston and Paul T. Porrini, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on January 20, 2009, the record date for the annual meeting, is entitled to one vote.

23.   What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark V. Hurd, Michael J. Holston and Paul T. Porrini, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

24.   Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

25.   Who will bear the cost of soliciting votes for the annual meeting?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

26.   Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

27.   What if I have questions for HP's transfer agent?

Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Computershare, Inc.
Shareholder Services
250 Royall Street
Canton, Massachusetts 02021
(800) 286-5977 (U.S. and Canada)
(312) 360-5138 (International)

A dividend reinvestment and stock purchase program is also available through Computershare. For information about this program, please contact Computershare at the following address or the phone number listed above:

Computershare Trust Company, N.A.
Dividend Reinvestment Services
250 Royall Street
Canton, Massachusetts 02021

Annual Meeting Information

28.   How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 20, 2009 or you hold a valid proxy for the annual meeting. You must present photo identification for admittance. If you are a stockholder of record or hold your shares through the HP 401(k) Plan or the Share Ownership Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 20, 2009 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

29.   How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 21 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

30.   What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than September 29, 2009. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must provide the information required by HP's Bylaws and give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  Not earlier than the close of business on November 18, 2009, and

  •
  Not later than the close of business on December 18, 2009.

        If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

31.   How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 30 above.

In addition, HP's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by HP's Bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to HP and its stockholders.

32.   What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 18, 2009 and the close of business on December 18, 2009, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in Question 30.

33.   How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at www.hp.com/hpinfo/investor/bylaws.

 Further Questions

34.   Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

        HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP has adopted a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and principal accounting officer) and employees, known as our Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the governance of HP. All of these documents are available at www.hp.com/investor/corpgovernance/highlights. HP will post on this web site any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of the Standards of Business Conduct, the Corporate Governance Guidelines and the Board committee charters from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) GET-HPQ1 or (866) 438-4771
www.hp.com/investor/home

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has eleven directors and the following five standing committees: (1) Audit, (2) Finance and Investment, (3) HR and Compensation, (4) Nominating and Governance, and (5) Technology. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at www.hp.com/investor/board_charters. The Board and each of the committees has the authority to retain and terminate, and receive appropriate funding from HP for, outside advisors as the Board and each committee deems necessary.

        During fiscal 2008, the Board held eight meetings. Each director serving during fiscal 2008 attended at least 75% of the aggregate of all Board and applicable standing committee meetings.

        Directors are encouraged to attend annual meetings of HP stockholders. Seven directors attended the last annual meeting of stockholders.

Name of Director	Audit	Finance and Investment	HR and Compensation	Nominating and Governance	Technology
Non-Employee Directors:
Lawrence T. Babbio, Jr.			Chair	Member
Sari M. Baldauf	Member			Member	Member
Rajiv L. Gupta(1)
Richard A. Hackborn		Member			Chair
John H. Hammergren		Chair	Member
Joel Z. Hyatt		Member	Member
John R. Joyce	Member				Member
Robert L. Ryan	Chair	Member			Member
Lucille S. Salhany	Member		Member	Chair
G. Kennedy Thompson	Member			Member
Employee Director
Mark V. Hurd
Number of Meetings in Fiscal 2008	13	10	9	6	5

(1)
Mr. Gupta was elected to the Board effective on January 14, 2009.

Audit Committee

        HP has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on HP's financial statements. The Audit Committee works closely with management as well as the independent registered public accounting firm.

        The Board determined that each of Mr. Ryan, chair of the Audit Committee, and Audit Committee members Ms. Baldauf, Mr. Joyce, Ms. Salhany and Mr. Thompson is independent within the meaning of the New York Stock Exchange ("NYSE") standards of independence for directors and audit committee members and satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Ryan, Ms. Baldauf, Mr. Joyce and Mr. Thompson is an "audit committee financial expert" as defined by SEC rules.

        The report of the Audit Committee is included on page 64.

Finance and Investment Committee

        The Finance and Investment Committee provides oversight to the finance and investment functions of HP. The Finance and Investment Committee reviews or oversees significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending; oversees HP's loans, loan guarantees of third-party debt and obligations and outsourcings; reviews HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital; and reviews the activities of HP's Investor Relations department. The Finance and Investment Committee also assists the Board in evaluating investment, acquisition, outsourcing services, joint venture and divestiture transactions in which HP engages as part of its business strategy from time to time, reports to the Board and makes recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions; evaluates and revises HP's approval policies with respect to such transactions, oversees HP's integration planning and execution and the financial results of such transactions after integration; evaluates the execution, financial results and integration of HP's completed transactions; and oversees and approves HP's strategic alliances.

HR and Compensation Committee

        The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; reviews and approves the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of the committee's compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity and incentive compensation plans; overseeing non-equity based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees and recommending to the Board and regularly reviewing the appropriate level of director compensation; developing stock ownership guidelines for directors and executive officers and monitoring compliance with such guidelines; and annually evaluating its performance and its charter.

Nominating and Governance Committee

        The Nominating and Governance Committee identifies and recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles, including HP's Corporate Governance Guidelines and related policies, for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance matters. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; and overseeing director orientation and continuing education. The Nominating and

Governance Committee also reviews proposed changes to HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; establishes policies and procedures for the review and approval of related person transactions and conflicts of interest, including the review and approval of all potential "related person transactions" as defined under SEC rules; reviews and approves the designation of any employee directors or executive officers for purposes of Section 16 of the Exchange Act (the "Section 16 officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals in conjunction with the Chairman of the Board and recommends Board responses; oversees the self-evaluation of the Board and its committees; oversees the annual evaluation of the CEO conducted by the lead independent director, in conjunction with the HR and Compensation Committee, with input from all Board members; oversees the HR and Compensation Committee's evaluation of senior management; and reviews requests for indemnification under HP's Bylaws.

Technology Committee

        The Technology Committee assesses HP's technology development strategies and the scope and quality of HP's intellectual property. The Technology Committee makes recommendations to the Board as to scope, direction, quality, investment levels and execution of HP's technology strategies; oversees the execution of technology strategies formulated by management; provides guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies; and reviews and makes recommendations on proposed investment, acquisition, joint venture and divestiture transactions with a value of at least $200 million that involve technology prior to any review by other Board Committees or the Board pursuant to HP's M&A approval policies.

Director Independence

        HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our web site at www.hp.com/investor/director_standards. These standards reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

        Under HP's Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been within the last three years, an employee of HP, or an immediate family member of the director is, or has been within the last three years, an executive officer of HP.

  (2)
  The director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.

  (3)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from HP, other than compensation for Board service, compensation received by a director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

  (4)
  (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

  (5)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

  (6)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  (7)
  The director is affiliated with a charitable organization that receives significant contributions from HP.

  (8)
  The director has a personal services contract with HP or an executive officer of HP.

        For these purposes, an "immediate family member" includes a person's spouse, parents, step-parents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants or employees) who shares the director's home.

        In determining independence, the Board reviews whether directors have any material relationship with HP. An independent director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth above.

        In making its independence determinations, the Board considered transactions occurring since the beginning of 2006 between HP and entities associated with the independent directors or their immediate family members. The Board's independence determinations included reviewing the following transactions:

  •
  Each of Mr. Gupta, Mr. Hammergren, Mr. Hyatt and Mr. Thompson were during at least a portion of fiscal 2008 executive officers, and Mr. Joyce was during fiscal 2008 a managing director, of companies with which HP does business. The amount that HP paid in each fiscal year to each of these companies for goods and services, and the amount received in each fiscal year by HP for goods and services from each company, did not, in any of the previous three fiscal years, exceed the greater of $1 million, or 2% of such other company's consolidated gross revenues.

  •
  Mr. Babbio, Ms. Baldauf, Mr. Gupta, Mr. Hammergren, Mr. Joyce, Ms. Salhany, Mr. Ryan and Mr. Thompson, or one of their immediate family members, each is or was during the previous three fiscal years a non-employee director, trustee or advisory board member of another company that did business with HP at some time during those years. These business relationships were as a supplier or purchaser of goods or services.

  •
  Ms. Baldauf, Mr. Hyatt, Mr. Ryan, Ms. Salhany and Mr. Thompson, or one of their immediate family members, have each served as a non-employee director, trustee or advisory board member for one or more charitable institutions to which HP has made charitable contributions during the previous three fiscal years. Payments to any of these entities (including matching contributions and discretionary contributions by HP) did not exceed $250,000 in any of the previous three fiscal years.

        As a result of this review, the Board has determined that each of the non-employee director nominees standing for election, including Mr. Babbio, Ms. Baldauf, Mr. Gupta, Mr. Hammergren, Mr. Hyatt, Mr. Joyce, Mr. Ryan, Ms. Salhany and Mr. Thompson, and each of the members of each Board committee, has no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. Mr. Hurd is not independent because of his status as Chief Executive Officer and President of HP.

Lead Independent Director

        HP's Corporate Governance Guidelines provide that the independent directors will designate a lead independent director when the positions of Chairman and CEO are held by the same person. In July 2008, HP amended its Corporate Governance Guidelines to provide that the lead independent director generally will serve for a term of up to two years in length, and no director generally will serve as lead independent director for more than two consecutive terms. HP also amended the Corporate Governance Guidelines to provide that only directors who are serving as the chair of the Audit Committee or the HR and Compensation Committee at the time of appointment to their initial term as lead independent director generally are eligible to be designated as lead independent director, and the Board must take action to terminate the director's service as chair of that committee within a reasonable period after the director becomes lead independent director.

        The lead independent director, together with the Chairman, schedules and sets the agenda for meetings of the Board, and the lead independent director chairs Board meetings when the Chairman is not present. The lead independent director also schedules, sets the agenda for and chairs executive sessions. In addition, the lead independent director serves as a liaison between the Chairman and the other independent directors, coordinates information sent to the Board, recommends changes to improve the Board, the committees and individual director effectiveness, works jointly with the chair of the HR and Compensation Committee to coordinate the annual performance evaluation of the CEO, and performs such other functions and responsibilities as provided in HP's Corporate Governance Guidelines and as requested by the Board from time to time.

        Mr. Hackborn served as lead independent director from September 2006 until September 2008, and Mr. Ryan has served as lead independent director since September 2008.

Executive Sessions

        Executive sessions of independent directors are held at least three times a year. During fiscal 2008, the independent directors met in executive session seven times. The sessions are scheduled and chaired by the lead independent director. Any independent director may request that an additional executive session be scheduled.

Director Nominees

Stockholder Recommendations

        The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

Stockholder Nominations

        In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors?"

Director Qualifications

        HP's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP.

Identifying and Evaluating Candidates for Directors

        The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations are considered together by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

        HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. On September 19, 2008, the Board elected Mr. Gupta as director effective January 14, 2009. Mr. Gupta was identified by the professional search firm.

Board Policy Regarding Voting for Directors

        HP has implemented a majority vote standard in the election of directors. In addition, HP has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

Communications with the Board

        Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, California 94304
e-mail: bod@hp.com

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director, the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive the compensation described below.

        Prior to March 2008, each non-employee director was entitled to receive an annual cash retainer of $50,000 but could elect to receive an equivalent amount of securities in lieu of the cash retainer. In addition, each non-employee director was entitled to receive an annual equity retainer of $150,000 in the form of restricted stock or stock options. Effective in March 2008, the amount of the annual cash retainer was increased to $100,000, and the amount of the annual equity retainer was increased to $175,000, with the equity retainer to be paid at the election of the director either entirely in restricted stock or half in restricted stock and half in stock options. Under special circumstances, the securities portion of the annual retainer could be paid in cash, but no such exceptions were made during fiscal 2008. The restricted stock awards are determined based on the fair market value of HP common stock on the grant date, and stock options are determined based on a Black-Scholes option valuation model. The restricted stock and options generally vest after one year from the date of grant. Non-employee directors may elect to defer the cash portion of their annual retainer under the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan. Under that plan, investment earnings are credited based on the same investment choices that are available to employees under the HP 401(k) Plan, and there is no formula that would result in above-market earnings or a preferential interest rate. Mr. Joyce was the only director that elected to defer his cash retainer in fiscal 2008.

        In addition to the annual retainer, non-employee directors who serve as chairs of standing committees receive a retainer for such service in the amount of $15,000 for the chair of the Audit Committee and $10,000 for the chair of the other Board committees. In addition, the lead independent director receives an additional retainer of $75,000 per year. Each non-employee director also receives $2,000 for each Board meeting attended in excess of six per year. Prior to March 2008, each non-employee director received $2,000 for each committee meeting attended in excess of six per year for each standing committee on which the non-employee director served. Effective in March 2008, each non-employee director receives $2,000 for each committee meeting attended in excess of six per year calculated on an aggregate basis rather than per committee.

        Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Each non-employee director also is eligible to contribute up to $100,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products, with HP contributing the remaining 75%. In addition, during fiscal 2008, each non-employee director was eligible to receive up to $2,500 worth of HP equipment.

Fiscal 2008 Non-Employee Director Compensation

        The following table provides information on compensation for non-employee directors who served during fiscal 2008:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Lawrence T. Babbio, Jr.	111,333	44,598	116,115	294	272,340
Sari M. Baldauf	52,667	211,664	—	1,505	265,836
Richard A. Hackborn	175,748	160,712	—	1,169	337,629
John H. Hammergren	36,000	70,086	165,426	462	271,974
Joel Z. Hyatt	24,000	243,363	—	1,801	269,164
John R. Joyce	105,333	166,621	—	1,246	273,200
Robert L. Ryan	148,918	160,712	—	1,169	310,799
Lucille S. Salhany	133,333	116,114	44,594	6,533	300,574
G. Kennedy Thompson	22,000	178,176	70,071	1,330	271,577

(1)
For purposes of determining director compensation, the term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. Cash amounts included in the table above represent the portion of the annual retainers received or deferred in cash, committee chair fees, lead independent director fees and additional meeting fees earned with respect to service during HP's 2008 fiscal year. See "Additional Information about Fees Earned or Paid in Cash in Fiscal 2008" below.

(2)
The dollar amounts shown for stock awards and option awards represent the dollar amount of those awards recognized for financial statement reporting purposes with respect to fiscal 2008 in compliance with Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R") for stock options and restricted stock awards that vested in fiscal 2008. These amounts reflect HP's accounting expense for these awards and do not correspond to the actual value that may be realized by the directors with respect to these awards. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 18, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See "Additional Information about Non-Employee Director Equity Awards" below.

(3)
Amounts in this column represent the dollar value of dividends paid on stock awards and the cost to HP of product donations made on behalf of non-employee directors as described above.

Additional Information about Fees Earned or Paid in Cash in Fiscal 2008

        The following table provides additional information about fees earned or paid in cash to non-employee directors in fiscal 2008:

Name	Annual Retainers(1) ($)	Committee Chair/Lead Independent Director Fees(2) ($)	Additional Meeting Fees(3) ($)	Total ($)
Lawrence T. Babbio, Jr.	83,333	10,000	18,000	111,333
Sari M. Baldauf	16,667	—	36,000	52,667
Richard A. Hackborn(4)	83,333	76,415	16,000	175,748
John H. Hammergren	—	10,000	26,000	36,000
Joel Z. Hyatt	—	—	24,000	24,000
John R. Joyce(5)	83,333	—	22,000	105,333
Robert L. Ryan(6)	83,333	23,585	42,000	148,918
Lucille S. Salhany	83,333	10,000	40,000	133,333
G. Kennedy Thompson	—	—	22,000	22,000

(1)
The term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. The dollar amounts shown include cash annual retainers earned for service during the last four months of the March 2007 through February 2008 Board term and cash annual retainers earned for service during the first eight months of the March 2008 through February 2009 Board term.

(2)
Committee chair and lead independent director fees are calculated based on service during each Board term. The dollar amounts shown include such fees earned for service during last four months of the March 2007 through February 2008 Board term and fees earned for service during the first eight months of the March 2008 through February 2009 Board term.

(3)
Additional meeting fees are calculated based on the number of committee meetings attended during each Board term. The dollar amounts shown include additional meeting fees earned for meetings attended during last four months of the March 2007 through February 2008 Board term and additional meeting fees earned for meetings attended during the first eight months of the March 2008 through February 2009 Board term.

(4)
The $76,415 earned by Mr. Hackborn for committee chair/lead independent director fees includes a prorated amount of $41,415 earned with respect to his service as lead independent director from November 2007 until the appointment of Mr. Ryan as his successor as lead independent director in September 2008.

(5)
The $83,333 in cash annual retainers earned by Mr. Joyce includes a $33,333 cash annual retainer for the March 2008 through February 2009 Board term that Mr. Joyce deferred under the HP Executive Deferred Compensation Plan.

(6)
The $23,585 earned by Mr. Ryan for committee chair/lead independent director fees includes a prorated amount of $8,585 earned with respect to his service as lead independent director from his initial appointment in September 2008 through October 2008.

Additional Information about Non-Employee Director Equity Awards

        The following table provides additional information about non-employee director equity awards, including the stock awards and option awards made to non-employee directors during fiscal 2008, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2008:

Name	Stock Awards Granted During Fiscal 2008 (#)	Option Awards Granted During Fiscal 2008 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2008(1) ($)	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
Lawrence T. Babbio, Jr.	1,839	5,323	175,028	1,839	92,624
Sari M. Baldauf	5,779	—	275,023	5,779	15,732
Richard A. Hackborn	3,678	—	175,036	3,678	40,000
John H. Hammergren	2,890	8,364	275,039	2,890	36,390
Joel Z. Hyatt	5,779	—	275,023	5,779	—
John R. Joyce	3,678	—	175,036	3,678	—
Robert L. Ryan	3,678	—	175,036	3,678	—
Lucille S. Salhany	1,839	5,323	175,028	1,839	82,633
G. Kennedy Thompson	2,890	8,364	275,039	2,890	8,364

(1)
Represents the fair value of stock options and stock awards granted in fiscal 2008, calculated in accordance with SFAS 123R. For stock awards, that number is calculated by multiplying the fair market value of HP's common stock on the date of grant by the number of shares awarded. For option awards, that number is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded.

Non-Employee Director Stock Ownership Guidelines

        Under HP's stock ownership guidelines, non-employee directors are required to accumulate over time shares of HP common stock equal in value to at least five times the value of their regular annual cash retainer. Shares counted toward these guidelines include any shares held by the director directly or through a broker, including shares received under restricted stock grants and deferred shares.

        All non-employee directors with more than five years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management" on page 27.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        There are ten nominees for election to our Board this year. All of the nominees except Rajiv L. Gupta have served as directors since the last annual meeting. Mr. Gupta was elected by the Board to serve as a director effective January 14, 2009. Current director Richard A. Hackborn has decided not to stand for re-election this year.

        HP's Bylaws fix the current number of directors at eleven. As a result of Mr. Hackborn's decision not to stand for re-election, that number will be reduced to ten immediately prior to the commencement of the meeting. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

        Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

        If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the ten persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

        You may cumulate your votes in favor of one or more directors. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the ten persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting Information—Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Mark V. Hurd, Michael J. Holston and Paul T. Porrini, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast "AGAINST" or "ABSTAIN."

        All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, however, the proxy holders, Mr. Hurd, Mr. Holston and Mr. Porrini, will vote for a nominee or nominees designated by the Board.

        If an incumbent director nominee receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with Section V of HP's Corporate Governance Guidelines and as described on page 19.

        Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Lawrence T. Babbio, Jr. Director since 2002 Age 64	Mr. Babbio has served as a Senior Advisor to Warburg Pincus, a private equity firm, since June 2007. Previously, he served as Vice Chairman and President of Verizon Communications, Inc. (formerly Bell Atlantic Corporation), a telecommunications company, from 2000 until his retirement in April 2007.
Sari M. Baldauf Director since 2006 Age 53
Ms. Baldauf served as Executive Vice President and General Manager of the Networks business group of Nokia Corporation, a communications company, from July 1998 until February 2005. She previously held various positions at Nokia since 1983. Ms. Baldauf also serves as a director of Daimler AG, CapMan Plc, Sanoma Oyj and F-Secure Corporation.

Rajiv L. Gupta Director since 2009 Age 63	Mr. Gupta has served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, since October 1999. Previously, he occupied various other positions at Rohm and Haas since first joining the company in 1971, including Vice Chairman from 1998 to 1999; Director of the Electronic Materials business from 1996 to 1999; and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta also is a director of The Vanguard Group and Tyco International Ltd.
John H. Hammergren Director since 2005 Age 49
Mr. Hammergren has served as Chairman of McKesson Corporation, a healthcare services and information technology company, since July 2002 and as President and Chief Executive Officer of McKesson since April 2001. He also is a director of Nadro, S.A. de C.V. (Mexico).
Mark V. Hurd Director since 2005 Age 52
Mr. Hurd has served as Chairman of HP since September 2006 and as Chief Executive Officer, President and a member of the Board since April 2005. Prior to that, he served as Chief Executive Officer of NCR Corporation, a technology company, from March 2003 to March 2005 and as President from July 2001 to March 2005. Mr. Hurd also is a director of News Corporation.
Joel Z. Hyatt Director since 2007 Age 58
Mr. Hyatt has served as the Chief Executive Officer of Current Media, LLC, a cable and satellite television company, since September 2002. He also began serving as a lecturer at Stanford Law School in January 2009. From September 1998 to June 2003, he was a lecturer in entrepreneurship at the Stanford University Graduate School of Business. Previously, Mr. Hyatt was the founder and Chief Executive Officer of Hyatt Legal Plans, Inc., a provider of employer-sponsored group legal plans.
John R. Joyce Director since 2007 Age 55
Mr. Joyce has served as a Managing Director at Silver Lake, a private equity firm, since July 2005. From 1975 to July 2005, he served in multiple roles for IBM, a global technology firm, including Senior Vice President and Group Executive of the IBM Global Services division; Chief Financial Officer; President, IBM Asia Pacific; and Vice President and Controller for IBM's global operations. Mr. Joyce is also a director of Gartner, Inc.; Avago Technologies Limited; Serena Software, Inc.; and Intelsat, Ltd.
Robert L. Ryan Director since 2004 Age 65
Mr. Ryan has served as HP's Lead Independent Director since September 2008. He served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in May 2005. Mr. Ryan also is a director of General Mills, Inc.; The Black and Decker Corporation; and Citigroup, Inc.
Lucille S. Salhany Director since 2002 Age 62
Ms. Salhany has served as President and Chief Executive Officer of JHMedia, a consulting company, since 1997. Since 2003, she has been a partner and director of Echo Bridge Entertainment, an independent film distribution company.
G. Kennedy Thompson Director since 2006 Age 58
Mr. Thompson served as Chairman of Wachovia Corporation, a financial services company, from February 2003 until June 2008. He also served as Chief Executive Officer of Wachovia from 2000 until June 2008 and as President from 1999 until June 2008.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2009. During fiscal 2008, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Principal Accountant Fees and Services" on page 63. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2009 fiscal year. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2009 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2008, concerning beneficial ownership by:

  •
  holders of more than 5% of HP's common stock,

  •
  HP directors and nominees and each of the named executive officers set forth in the Summary Compensation Table on page 44, and

  •
  current directors and HP executive officers as a group.

        The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

        The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2009 (60 days after December 31, 2008) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount of Beneficial Ownership		Nature of Beneficial Ownership(1)	Percent of Class
Beneficial Owners of More than 5%:
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	159,667,441	(2)		6.6%
Current Directors and Nominees:
Lawrence T. Babbio, Jr.	36,836		Direct
	87,301		Vested Options

	124,137			*
Sari M. Baldauf	11,053		Direct
	15,732		Vested Options

	26,785			*
Rajiv L. Gupta	0
John H. Hammergren	4,598		Direct
	2,600		Indirect(3)
	28,026		Vested Options

	35,224			*
Joel Z. Hyatt	9,474		Direct
	200		Indirect(4)

	9,674			*
John R. Joyce	6,416		Direct

	6,416			*

Name of Beneficial Owner	Amount of Beneficial Ownership	Nature of Beneficial Ownership(1)	Percent of Class
Robert L. Ryan	8,652	Direct

	8,652		*
Lucille S. Salhany	34,207	Direct
	77,310	Vested Options

	111,517		*
G. Kennedy Thompson	9,322	Direct

	9,322		*
Current Director:
Richard A. Hackborn	52,168	Direct
	40,000	Vested Options

	92,168		*
Current Director, Nominee and Named Executive Officer:
Mark V. Hurd	519,493	Direct
	800,000	Vested Options

	1,319,493		*
Current Named Executive Officers:
R. Todd Bradley	80,001	Direct
	259,750	Vested Options

	339,751		*
Vyomesh I. Joshi	109,415	Direct
	170,008	Indirect(5)
	1,658,358	Vested Options

	1,937,781		*
Catherine A. Lesjak	77,948	Direct
	306	Indirect(6)
	188,558	Vested Options

	266,812		*
Ann M. Livermore	110,237	Direct
	3,878	Indirect(7)
	2,840,532	Vested Options

	2,954,647		*
Randall D. Mott	288,171	Direct
	585,000	Vested Options

	873,171		*
All current directors and executive officers as a group (23 persons)	9,645,538	(8)(9)	*

*
Represents holdings of less than one percent.

(1)
"Vested Options" are options that may be exercised as of March 1, 2009 (60 days after December 31, 2008). The shares underlying such options are deemed to be beneficially owned by the holder of the options pursuant to Rule 13d-3(d)(1) of the Exchange Act.

(2)
The information provided with respect to the holdings of FMR LLC is based on a Schedule 13G filed with the SEC on February 14, 2008 by FMR LLC. 141,940,938 shares are beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR LLC ("Fidelity"), as a result of acting as investment adviser to various registered investment companies (the "Funds"), of which Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of the 141,940,938 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. 127,712 shares are beneficially owned by Strategic Advisers, Inc., an investment adviser and a wholly-owned subsidiary of FMR LLC, as a result of its providing investment advisory services to individuals. 3,107,763 shares are beneficially owned by Pyramis Global Advisors, LLC ("PGALLC"), a registered investment adviser and an indirect wholly-owned subsidiary of FMR LLC, as a result of its serving as investment adviser of institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over the 3,107,763 shares and sole power to vote or to direct the voting of the 3,107,763 shares owned by the institutional accounts or funds advised by PGALLC. 5,736,873 shares are beneficially owned by Pyramis Global Advisors Trust Company ("PGATC"), a bank and an indirect wholly-owned subsidiary of FMR LLC, as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 5,736,873 shares and sole power to vote or to direct the voting of 4,418,643 shares owned by the institutional accounts managed by PGATC. 8,754,155 shares are beneficially owned by Fidelity International Limited ("FIL"), a qualified institution, and various foreign-based subsidiaries, as a result of their providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Partnerships controlled by members of the family of Edward C. Johnson 3d and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to vote approximately 47% of the total votes of the outstanding FIL voting stock. FMR LLC and FIL are separate and independent corporate entities with their Boards of Directors general composed of different individuals. FIL has sole dispositive power over 8,754,155 shares, sole power to vote or direct the voting of 8,136,340 shares and no power to vote or direct the voting of 617,815 shares. The address for FMR LLC, Fidelity and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109, the address for PGALLC and PGATC is 53 State Street, Boston, Massachusetts 02109, and the address for FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda. The Schedule 13G filed by FMR LLC contained information as of February 14, 2008 and may not reflect current holdings of HP's common stock.

(3)
2,600 shares are held by the Hammergren Family Trust.

(4)
200 shares are held by Mr. Hyatt in a living trust.

(5)
170,008 shares are held by Mr. Joshi in a living trust.

(6)
306 shares are held by Ms. Lesjak's husband.

(7)
3,878 shares are held by Ms. Livermore in the HP 401(k) Plan.

(8)
Includes an aggregate of 7,719,114 shares that the current directors and executive officers have the right to acquire as of March 1, 2009.

(9)
Includes an aggregate of 7,981,219 shares held by current directors and executive officers in fiduciary or beneficial capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2008, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making these statements, HP has relied upon an examination of the copies of Forms 3, 4, and 5, and amendments thereto, and the written representations of its directors, executive officers and 10% stockholders.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policies and Procedures

        HP has adopted a written policy for approval of transactions between HP and its directors, director nominees, executive officers, beneficial owners of more than 5% of HP's common stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

        The policy provides that the Nominating and Governance Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Nominating and Governance Committee determines whether the transaction is in the best interests of HP. In making that determination, the Nominating and Governance Committee takes into account, among other factors it deems appropriate:

  •
  The extent of the related person's interest in the transaction;

  •
  Whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

  •
  The benefits to HP;

  •
  The impact or potential impact on a director's independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer;

  •
  The availability of other sources for comparable products or services; and

  •
  The terms of the transaction.

        The Nominating and Governance Committee has delegated authority to the chair of the Nominating and Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

        The Nominating and Governance Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

  1.
  Compensation of executive officers that is excluded from reporting under SEC rules where HP's HR and Compensation Committee approved (or recommended that the Board approve) such compensation;

  2.
  Director compensation;

  3.
  Transactions valued at less than $1 million or 2% of the other company's consolidated gross revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company's shares;

  4.
  Charitable contributions of less than $1 million or 2% of the charity's annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

  5.
  Transactions where all stockholders receive proportional benefits.

        A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the Nominating and Governance Committee for its review in connection with each of the committee's regularly scheduled meetings.

Fiscal 2008 Related Person Transactions

        Chris Rittenmeyer, the son of Ronald A. Rittenmeyer, a former executive officer of HP, has been employed by HP since the completion of HP's acquisition of Electronic Data Systems Corporation on August 26, 2008. He was paid a base salary of $71,154 and he received a bonus of $37,438 with respect to his employment with HP between August 26, 2008 and the end of HP's 2008 fiscal year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of HP's Executive Compensation for Fiscal 2008

        The completion of fiscal 2008 at HP marked the culmination of a three-year period during which HP produced record revenue, delivered double-digit earnings per share growth, and achieved exceptional financial performance when measured against a range of both internal and external metrics. During this time, HP underwent a significant transformation and significantly improved its cost structure, while at the same time becoming the market leader in both PC and server sales. This period also represents the first three full fiscal years of Mark Hurd's tenure as HP's Chief Executive Officer, and, during that period, HP's earnings per share grew almost 300% on a GAAP basis.

        HP's compensation philosophy is to "pay for performance," and the compensation structure it has put in place is aligned with this philosophy. This compensation structure is central to HP's ability to attract and retain the motivated and talented individuals who have driven superior financial results for HP and its stockholders over these last three years.

        Like its peer companies, HP has both short- and long-term incentive compensation programs. The short-term incentive plan focuses on HP's annual performance. In fiscal 2008, HP reported double-digit earnings per share growth and achieved significant financial milestones despite deteriorating economic conditions worldwide.

        HP's long-term incentive plan focuses on HP's performance over a three-year period. Fiscal 2008 was the conclusion of the first full three-year cycle that Mark Hurd and most of his management team have been in place. Fiscal 2006 through fiscal 2008 represented three years of record-breaking financial performance for HP, including a 37% growth in revenue and a 200% increase in GAAP operating profit compared with fiscal 2005. In the context of this growth and HP's overall superior financial performance, the amounts awarded to HP's executive team for fiscal 2008, as described in more detail below, reflect—and appropriately reward—this exceptional and sustained performance.

HP's Total Rewards Program

        Compensation and benefits for all employees at all levels of HP, including for the named executive officers listed in the Summary Compensation Table on page 44 (the "NEOs"), are determined in the context of HP's Total Rewards Program. Overall, the Total Rewards Program aims to foster a high-performance culture at all levels and to provide an opportunity for employees to earn significant rewards if HP achieves strong financial results. While there is a different emphasis on certain elements of the Total Rewards Program based on an employee's position and ability to impact HP's financial results, Total Rewards at all levels of HP are intended to motivate and encourage employees to drive performance and achieve superior results for stockholders.

        Among HP's executive peer group companies, HP executives have a higher percentage of "variable pay" or pay at risk, which means smaller bonuses and lower overall compensation in years of low performance and higher bonuses and long-term incentive payouts in years of exceptional performance, reflective of the performance achieved.

Executive Officer Compensation within Total Rewards

        The Total Rewards Program includes base pay, annual variable pay, long-term incentive pay, benefits and perquisites. Within the Total Rewards Program, the percentage of variable pay, or at-risk pay, increases with job responsibility. At the NEO level, there is the greatest emphasis on linking pay to performance so as to align the interests of the NEOs directly with those of stockholders. Accordingly, compensation is structured so that 80 to 90% of NEO compensation is variable and "at risk"

depending upon HP's financial results, with the remaining 10 to 20% comprising base pay and benefits. This percentage of pay at risk is consistent with that of HP's peer companies and is appropriate for application to the NEOs.

        Within the portion of pay representing variable pay, approximately 15 to 35% is tied to achievement of annual incentive goals and 65 to 85% is tied to achievement of financial goals over a longer period of time. This mix of short- and long-term incentives provides sufficient rewards in the short-term to motivate near-term performance, while at the same time providing significant incentives to keep HP's executives focused on longer-term corporate goals that drive stockholder value. It is also consistent with the practice of HP's peer companies.

        Under this compensation structure, when business segment or company results do not meet expectations, HP's NEOs may receive compensation that is below market in comparison to HP's peer companies. Similarly, when superior results are achieved, the NEOs may receive significant above-market rewards.

Oversight and Authority over Executive Compensation

Operation of the HR and Compensation Committee; Role of Its Advisers

        The HR and Compensation Committee of the Board of Directors (the "Committee") oversees and provides strategic direction to management regarding HP's Total Rewards Program generally. It also reviews and approves the compensation of HP's Section 16 officers (other than the CEO) and makes recommendations regarding the CEO's compensation to the full Board (excluding the CEO). Each Committee member is an independent non-employee director with significant experience in managing employee-related issues and making executive compensation decisions. The Committee employs its own independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook"), as well as its own independent counsel, Sonnenschein Nath & Rosenthal LLP.

        Cook provides analyses and recommendations that inform the Committee's decisions, but it does not decide or approve any compensation actions. During fiscal 2008, Cook advised the Committee chair on setting agenda items for Committee meetings; developed criteria used to identify peer companies for executive compensation and performance comparisons; evaluated market data compiled by management's consultants; and reviewed various proposals presented to the Committee by management and management's consultants. The Committee's independent counsel advises on legal matters that come before the Committee, including proxy statements and Committee resolutions. Neither Cook nor the independent counsel performs other services for HP, and neither will do so without the prior consent of the Committee chair.

        The Committee met nine times in fiscal 2008, including six times in executive session. The Committee's independent advisors participated in all of the Committee's meetings and, when requested by the Committee chair, in the preparatory meetings and the executive sessions. HP's CEO attended some of the Committee's meetings but none of its executive sessions.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

        On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating NEO compensation. The Executive Vice President, Human Resources and other members of HP's Human Resources department, together with members of the Finance and Legal departments, work with the CEO to design and develop compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, and, ultimately, to implement the decisions of the Committee.

        The Executive Vice President, Human Resources has engaged Mercer LLC as management's compensation consultant. Mercer provides analyses and recommendations that inform management's recommendations and the Committee's decisions. During fiscal 2008, Mercer gathered market and performance data on HP's peer companies and analyzed the compensation of HP's Section 16 officers against that data. Mercer provides other consulting services to HP as well.

        The CEO is actively engaged in setting compensation for other executives through a variety of means, including recommending for Committee approval the financial performance goals for his executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for the short- and long-term incentive plans. Financial targets are set to drive both annual performance and long-term value creation for stockholders. The CEO is subject to the same financial performance goals as the other NEOs, all of which are approved by the Committee.

Use of Comparative Compensation Data

        During each fiscal year, management presents the Committee with an analysis of the compensation of Section 16 officers compared to that of HP's peer companies. This analysis is then discussed and reviewed by the Committee with its independent advisors. The Committee finds comparative data useful in setting and adjusting executive compensation. In general, the aim is to set target compensation levels between market median and the 75th percentile, with an opportunity to earn above-market rewards for the achievement of superior business results. In the case of NEOs who head significant business segments, the Committee has determined that setting and paying target compensation above this range is justified due to the relative size and complexity of HP and its business segments, including the fact that some business segments exceed the size of some of HP's peer group companies.

        Based on a recommendation from management, with input from the Committee's independent consultant, the Committee decided to adopt a new "rules-based" method for determining the executive compensation peer group beginning in fiscal 2008. Under this approach, the peer group companies will be determined each year using five screening levels: (1) current market capitalization greater than $25 billion; (2) revenue in excess of $10 billion for technology companies and $45 billion for companies in other industries; (3) inclusion in the S&P 500 Index, the Dow Jones Industrial Average and/or the Dow Jones Global Titans 50 Index; (4) inclusion in industry-specific categories of information technology, industrials, materials, telecommunications services, consumer discretionary and consumer staples; and (5) global scope and complexity of the company's business. The Committee believes that use of this methodology for determining the peer group will limit the need to review particular components of the peer group each year for the appropriateness of their continued inclusion in the group. In addition, the peer group that results from this screening method should be large and diverse enough that the addition or elimination of any one company will not alter the overall analysis.

        Under this five-level screening approach, the peer group used by the Committee during fiscal 2008 for executive compensation comparison purposes included a majority of the companies included in last year's peer group, as well as four new companies, namely ConocoPhillips, Johnson & Johnson, Dow Chemical and Google. The full list of companies is as follows:

Company Name	Revenue (in billions)*
ConocoPhillips	$171.50
General Electric	169.72
AT&T	118.93
IBM	98.79
Verizon	93.47
Procter & Gamble	83.50
Boeing	66.39
Dell	57.42
Johnson & Johnson	61.10
Microsoft	60.42
United Technologies	53.92
Dow Chemical	53.51
United Parcel Service	49.69
Cisco Systems	39.54
Intel	38.33
Apple	32.48
Oracle	18.00
Google	16.59
Texas Instruments	13.84
Hewlett-Packard Company	118.36

*
Represents fiscal 2007 reported revenue, except fiscal 2008 reported revenue is provided for Apple, Cisco Systems, Microsoft, Procter & Gamble and HP.

Analysis of Executive Compensation

        A broad range of facts and circumstances is considered in setting executive compensation. Among the factors considered for HP's executives generally, and for the NEOs in particular, are business results, market competitiveness, internal equity, past practice, experience and individual performance. The weight given each factor may differ from year to year and may differ among individual NEOs in any given year. For example, when HP recruits externally, market competitiveness and experience as well as the circumstances unique to a particular candidate may weigh more heavily in the compensation analysis. In contrast, when determining year-over-year compensation for current NEOs, business results, peer company metrics, and internal equity generally factor more heavily in the analysis.

        Business results from the most recently completed fiscal year are the primary factor analyzed in setting the targets associated with the portions of executive compensation that are performance-based. These results are reviewed and discussed by the Committee and its independent advisors. A comparison of the financial results with the targets approved by the Committee under HP's incentive compensation plans generally forms the basis for determining payouts under those plans for that fiscal year. The actual payouts approved by the Committee may be more or less than the amounts determined solely by performance against targets due to a range of other factors, such as the quality of earnings, the number and size of strategic acquisitions, and the speed and efficiency with which acquired companies are integrated into the business. Based on the financial results and recommendations presented by management, the Committee reviews the individual performance of the NEOs (other than the CEO) as reported by the CEO and approves their compensation for the current fiscal year.

        In evaluating the performance of the CEO and recommending his compensation to the Board, the Committee takes into account corporate financial performance, as well as performance on a range of non-financial factors, including accomplishment of strategic goals, workforce development and succession planning, and his working relationship with the Board. Overall, the Committee and the Board believe that, under the CEO's leadership in fiscal 2008, HP achieved strong financial results in a difficult financial environment and also continued to demonstrate significant achievements on a broad range of non-financial goals, including strategic acquisitions, talent management and succession planning.

        The Committee generally does not consider the effect of past changes in stock price, or expected payouts or earnings under other plans, in setting the future awards of NEO compensation. In addition, incentive compensation decisions are made without regard to length of service or prior awards. For example, NEOs with longer service at HP or who may soon become eligible for retirement do not receive greater or lesser awards, or larger or smaller target amounts, in a given year than do NEOs with shorter service.

Analysis of Elements of Executive Compensation

        Under HP's Total Rewards Programs, executive compensation consists of the following elements: base pay, annual incentive pay, long-term incentive pay, benefits and perquisites.

Base Pay

        Consistent with HP's philosophy of tying pay to performance, HP executives receive a relatively small percentage of their overall targeted compensation in the form of base pay. Consistent with the practice of HP's peer group companies, the NEOs are paid an amount in the form of base pay sufficient to attract competent executive talent and maintain a stable management team. The Committee aims to have executive base salaries be at the market median for comparable positions and to comprise 10 to 20% of their overall compensation, which is also consistent with the practice of HP's peer companies.

        In fiscal 2008, Ms. Lesjak received a base pay increase to bring her salary in line with the market median for peer chief financial officers following availability of additional data on CFO compensation published during the 2008 proxy season by HP's peer group companies. No other NEO received a base pay increase in fiscal 2008.

Annual Incentive Pay

        The NEOs receive annual incentive pay under the HP Pay-for-Results Plan ("the PfR Plan") and, in the discretion of the Committee, may receive additional annual awards outside the PfR Plan at the recommendation of the CEO. Annual incentive pay under the PfR Plan is awarded based on achievement against the key financial metrics of revenue and net profit, each of which is equally weighted under the plan. These metrics address both "top line" (revenue) and "bottom line" (net profit) corporate financial goals. The combination of these two metrics limits the ability of an executive to be rewarded for taking excessive risk on behalf of HP by seeking revenue-enhancing opportunities without regard to profitability, since performance on both metrics is required to achieve payout under the PfR Plan.

        The targeted short-term bonus percentages for the NEOs in fiscal 2008 remained unchanged from 2007 at 200% of base pay for Mr. Hurd and 125% of base pay for the remaining NEOs.

        At the beginning of each fiscal year, PfR Plan revenue and net profit targets are set for each of HP's business units. For PfR Plan participants in these business units, including Messrs. Bradley and Joshi and Ms. Livermore, payouts are determined based 50% on the performance of their respective business units and 50% on overall corporate performance. For the CEO and PfR participants in corporate functions, including Mr. Mott and Ms. Lesjak, payouts under the plan are made based 100%

on HP's overall performance. HP's overall performance is determined by aggregating results from all of the business units.

        The fiscal 2008 targets recommended by management and set by the Committee at its meeting in January 2008 were based on the financial performance achieved in the prior year, and payout for fiscal 2008 required achievement above the levels achieved in fiscal 2007. As fiscal 2007 had been a year of significant financial achievement by HP, the fiscal 2008 targets required sustained and superior performance in each business segment and across the company. At its meeting in November 2008, the Committee reviewed and certified HP's annual performance against the targets under the PfR Plan for fiscal 2008. The company's achievement against the fiscal 2008 metrics was below target in one business segment, at or slightly above target in some segments (including the Imaging and Printing Group headed by Mr. Joshi), and well above target in other segments (including the Personal Systems Group headed by Mr. Bradley and two of the segments within the Technology Solutions Group headed by Ms. Livermore). This level of achievement resulted in the PfR Plan payouts to the NEOs identified in footnote (6) to the Summary Compensation Table, with variations among the NEOs who head business segments primarily based on business results. That targets are set aggressively and require achievement of significant financial performance is demonstrated by the fact that targets were not met or were exceeded only slightly by several of HP's business units; business units where targets were significantly exceeded achieved superior year-over-year financial results. In addition, over the past five years, payouts under the PfR Plan in some periods have been minimal, including no payout for some of HP's then-NEOs.

        In addition to approving PfR Plan awards, the Committee approved discretionary cash awards to most of the NEOs based on the achievement of strong financial performance in fiscal 2008, which performance the Committee believed was not fully rewarded through the payouts under the PfR Plan. These awards are included in the "Bonus" column of the Summary Compensation Table on page 44. In making this determination, the Committee considered the fact that in fiscal 2008, HP achieved double-digit year-over-year growth on each of the key financial metrics of revenue, pre-tax earnings, net profit, cash-flow and earnings per share. The Committee also considered HP's performance relative to its competitors and the S&P 500, the difficulty of achieving the fiscal 2008 targets set under the PfR Plan, and the economic environment in which the performance was delivered. Further, the Committee considered the bonus funding recommended by management for employees generally under the HP Variable Bonus Plan (for which all employees below director level are generally eligible), as well as under the PfR Plan for non-Section 16 officers (generally covering eligible employees at director level and above), and the fact that the aggregate bonus amount to be paid to all HP employees with respect to fiscal 2008 performance was lower as a percentage of pre-tax earnings than for fiscal 2007 performance. The discretionary cash awards granted to the NEOs were proportionately consistent with the discretionary funding made available to the non-Section 16 officer PfR Plan participants, which reflected the strong financial performance for the period with distinctions among business segments made based primarily on contribution to business results.

Long-Term Incentive Pay

        In general, HP aims to set a total long-term incentive compensation target amount for its senior executives at a level that approximates the 75th percentile of the long-term incentives paid by its peer companies. In the case of the NEOs who head significant business segments, the Committee also compares compensation data with respect to these positions against the pay for CEOs of smaller companies, as the size and complexity of those business segments substantially exceed the size and complexity of some of HP's peer group companies. Thus, the peer group long-term target incentives for the NEOs who head these significant business segments are determined based on a blend of peer positions with similar titles and CEO positions among the smaller peer companies.

        The Committee established a total long-term incentive target amount for each NEO in fiscal 2008. The Committee then divided that amount so that approximately 80% of that value was awarded in the form of Performance-based Restricted Units, with the remaining value awarded in the form of restricted stock with time-based vesting. This mix of performance-based and time-based awards reflects HP's primary emphasis on performance-driven compensation.

  Performance-based Restricted Units

        In 2007, the Committee approved a new long-term incentive program (the "PRU Program") for HP executives, including the NEOs, for awards beginning in fiscal 2008. Under this program, restricted stock units, called "Performance-based Restricted Units" ("PRUs"), are awarded to eligible employees. Implementation of this new program represents a further step being taken by HP to drive a high-performance culture. It is also consistent with the direction being taken by some of HP's peer companies.

        Under the PRU Program, a target number of units are awarded at the beginning of each three-year performance period. The number of shares released at the end of the performance period will range from zero to two times the target number depending on performance during the period. The performance metrics of the PRU Program are (a) annual targets based on cash flow from operations as a percentage of revenue, and (b) an overall "modifier" based on HP's Total Shareholder Return ("TSR") relative to the S&P 500 over the three-year performance period. TSR is calculated using the quarterly average performance of the S&P 500 during the three-year period.

        The metric of "cash flow from operations as a percentage of revenue" was used under the prior HP Long-Term Performance Cash Program (the "LTPC Program"), and HP believes that it continues to be a key metric that reflects improved financial performance within the company. It is also a complementary metric to the revenue and net profit metrics used under the PfR Plan. Furthermore, the use of a cash flow metric in a long-term incentive plan prevents executives from being rewarded for taking excessive risk in any particular year since payout under the plan is based on rolling three-year performance periods.

        The TSR modifier, also used under the LTPC Program, is intended to ensure that there are no or limited payouts under the program if HP's stock performance is below the median TSR of S&P 500 companies for the three-year performance period. Where the annual cash flow goals have been met and where there has been strong relative TSR performance over the three-year performance period, the structure of the PRU Program may provide substantial rewards to participants with respect to that performance period. However, even if cash flow goals are achieved in each of the three years, there may be no or limited payouts if HP's stock performance is below that of the median TSR of S&P 500 companies.

        Under the PRU Program, cash flow goals are set at the beginning of each fiscal year, and performance is reviewed at the end of that year. The percentage to be applied to each participant's target award ranges from zero to 150%, based upon the extent to which the annual performance goals are achieved. If HP does not achieve a threshold level of cash flow performance for the year, the amount earned is zero. If HP achieves a threshold level of cash flow performance for the year, a percentage is applied to one-third of a participant's target award for the period to determine the number of units earned during that year. For example, if an NEO received an award of 90,000 PRUs in 2008 and cash flow goals were achieved at 150% in the first year, at 100% in the second year and at 75% in the third year, at the end of the three-year performance period, the participant would have earned 97,500 PRUs ((30,000 × 150%) + (30,000 × 100%) + (30,000 × 75%) = 97,500).

        At the end of the three-year performance period, the total units earned, if any, are adjusted by applying a modifier based on HP's TSR (including reinvestment of dividends) relative to the TSRs of S&P 500 companies for the three-year period. To achieve a modifier above 100% for the three-year period, HP's TSR must exceed the median for S&P 500 companies; to achieve the maximum payout, HP must achieve the maximum cash flow goals for each of the three years, and HP's TSR must exceed the 75th percentile of the TSRs of S&P 500 companies for that period. Award values will reflect changes in stock price (both increases and decreases) over the three-year period because awards are denominated in stock units payable in shares. For example, if a participant was credited with 97,500 PRUs at the end of the performance period, and HP's TSR for that three-year period was at the 63rd percentile of the S&P 500, a total of 114,075 shares of HP common stock would be released to the participant for that period (97,500 × 117% = 114,075).

        At its January 2008 meeting, the Committee set the PRU cash flow goals for fiscal 2008. Goals are set based on prior-year performance, and, because record cash-flow performance was achieved in fiscal 2007, achieving the goals for fiscal 2008 required significant and sustained performance over the period.

        At its November 2008 meeting, the Committee reviewed HP's actual cash flow from operations as a percentage of revenue and certified that performance was achieved at 150% of target. Accordingly, PRU Program participants were credited with units for the first year of the performance period equivalent to 1.5 times one-third of the units in the original 2008 grant. Whether these or any units earned in subsequent years will be paid out in shares at the end of the three-year performance period will depend on HP's TSR during that period, which is not determinable until the end of the period.

  Long-Term Performance Cash Program

        Before fiscal 2008, long-term incentive awards were made under the LTPC Program. Like the PRU Program, this was a three-year performance-based program, with cash payouts tied to achievement of cash-flow and TSR metrics. Although no new three-year LTPC Program awards were made after fiscal 2007, the remaining LTPC Program grants for the period November 1, 2006 through October 31, 2009 will pay out, if at all, following certification of results for fiscal 2009.

        Two LTPC Program awards paid out with respect to fiscal 2008: the grants awarded for the three-year periods May 1, 2005 through April 30, 2008, and November 1, 2005 through October 31, 2008. For the three-year performance period ending April 2008, the cash flow metric was achieved at maximum during the first 18-months, was below target for fiscal 2007, and was achieved at maximum for the period November 2007 through April 2008. HP's performance against the S&P 500 over the entire three-year performance period May 1, 2005 through April 30, 2008 was at the 90th percentile.

        For the three-year performance period ending October 2008, the cash flow metric was achieved at maximum for fiscal 2006, was below target for fiscal 2007, and was achieved at maximum for fiscal 2008. HP's performance against the S&P 500 over the three-year performance period November 1, 2005 through October 31, 2008 was at the 83rd percentile.

        The Committee certified these results on the cash-flow metrics and three-year TSR performance at its meetings in May and November 2008, resulting in the payouts included in the Summary Compensation Table and detailed in footnote (6).

        Because LTPC Program grants and PRU grants were made (and will be made) in each year and are subject to a three-year performance cycle, multiple program cycles are outstanding simultaneously. As a result, payouts in any one particular year may not be fully consistent with performance achieved during that fiscal year because payment is due to performance over a three-year period.

  Grants of Restricted Stock

        Through fiscal 2008, awards of restricted stock were an important component of NEO long-term incentive pay awarded as part of the annual performance cycle. As described above, a portion of an executive's target long-term incentive amount was delivered in the form of PRUs, with the remaining value awarded in grants of time-based restricted stock. Grants of restricted stock to the NEOs during fiscal 2008 were made under the HP 2004 Stock Incentive Plan. These awards have restrictions that lapse as to one-half of the number of shares on the first and second anniversaries of the date of grant.

        For more information on PRUs and restricted stock grants to the NEOs during fiscal 2008, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2008."

  Grants of Special Performance-Based Cash Awards for Fiscal 2009

        At its May 2008 meeting, the Committee approved special performance-based cash incentive awards for Mr. Bradley, Ms. Livermore and one other executive officer who is not an NEO. In addition, the Committee recommended to the Board, and the Board (excluding Mr. Hurd) approved, a similarly-structured performance-based cash incentive award for Mr. Hurd. The awards, made under the HP 2004 Stock Incentive Plan in amounts detailed in the Fiscal 2008 Grants of Plan-Based Awards Table, will become payable, if at all, upon achievement against the metric of cash flow from operations as a percentage of revenue during fiscal 2009. The cash-flow goals under these awards will be the same as the goals set by the Committee for fiscal 2009 performance under the PRU Program.

        In considering the granting of these awards, the Committee and the Board analyzed the compensation levels of these executives against the compensation of those occupying comparable positions at peer companies and considered the value-creation that could result to HP over the long-term from retention of these executives. With input from the independent consultant, the Committee and the Board determined that this special action was appropriate to address these concerns.

Benefits

        HP does not provide its executives or the NEOs with special or supplemental pension or health benefits. HP's NEOs receive health and welfare benefits (including retiree medical benefits, if the eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to HP employees generally.

        Pension accruals ceased for most U.S. employees at the end of 2005 and for the remaining U.S. employees at the end of 2007. These changes applied equally to the NEOs. As a result, effective January 1, 2008, no U.S. employees, including the NEOs, earned any pension benefits, but they were instead eligible for a 6% matching contribution under the HP 401(k) Plan.

        The NEOs, along with other HP executives who earn base pay or an annual bonus in excess of certain federal tax law limits, are eligible to participate in the HP Executive Deferred Compensation Plan. This plan is maintained to permit executives to defer certain elements of compensation in order to defer taxation on such amounts. This is a standard benefit arrangement commonly offered at HP's peer companies. It permits deferral of base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, HP makes a 6% matching contribution to the plan on behalf of executives who no longer earn pension accruals. This permits these executives to receive a 401(k)-type matching contribution on certain amounts in excess of Internal Revenue Service ("IRS") limits. Amounts deferred or matched under the HP Executive Deferred Compensation Plan are credited with investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HP 401(k) Plan. No amounts earn above-market returns.

Perquisites

        HP provides a moderate number of perquisites to its senior executives including the NEOs, consistent with the practice of many of its peer companies.

        HP's NEOs are eligible to receive reimbursement for financial counseling. This benefit is provided to a number of HP executives, in addition to the NEOs, because it is common among the peer companies and to facilitate their obtaining professional advice on managing the compensation they receive.

        Due to HP's global presence, HP maintains a certain number of corporate aircraft. Personal use of these aircraft by the CEO and his direct reports (members of the Executive Council, or "EC members", which includes all of the other NEOs) is permitted, subject to availability. The CEO may use company aircraft for personal purposes in his own discretion, and EC members may use company aircraft for personal purposes, if available and approved by the CEO. EC members are taxed on the value of this usage according to IRS rules. Under existing policy, the CEO receives tax reimbursement for the first 25 hours of personal usage, which usage may include guests.

        Mr. Hurd also receives personal security while traveling, and, as provided under his employment contract, at his personal residence. These protections are provided due to the range of security issues that may be encountered by the CEO of any large, multinational corporation. It is also consistent with the practice of the peer companies. Since these expenditures may be viewed as having a personal benefit to Mr. Hurd, they are reported under "Other Annual Compensation" in the Summary Compensation Table.

Severance Plan for Executive Officers

        Consistent with the practice of many of HP's peer companies, HP's Section 16 officers (including all of the NEOs) are covered by a severance plan. Under the HP Severance Plan for Executive Officers, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, are eligible to receive severance benefits in an amount determined by reference to the sum of base pay and the average of the actual bonuses paid under the PfR Plan in the preceding three years. In the case of the CEO, the benefit is calculated as two times the sum of base pay plus average annualized bonus paid during the preceding three years; in the case of the other NEOs, the multiplier is 1.5 instead of two. In all cases, this benefit will not exceed 2.99 times the sum of the executive's base pay plus target bonus as in effect immediately prior to the termination of employment.

        Although the majority of compensation for HP executives is performance-based and largely contingent upon achievement of aggressive financial goals, the Committee continues to believe that the HP Severance Plan for Executive Officers provides important protection to the Section 16 officers and is appropriate for attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of the peer companies, other compensation decisions are not generally based on the existence of this severance protection.

Benefits in the Event of a Change in Control

        HP does not have separate change-in-control agreements with its executives. Under HP's equity plans, however, the Board has the discretion to accelerate vesting of all stock and options upon a change in control, but vesting is not automatic. This feature is consistent with the practice at the peer companies. As a result, the NEOs could become fully vested in their outstanding equity awards upon a change in control if the Board affirmatively acts to accelerate vesting of stock and option awards.

        In addition, while none of the NEOs is covered by agreements that are expressly tied to a change in control of HP, an involuntary termination of employment following a change in control of HP could qualify as an "involuntary termination, not for cause" termination within the meaning of the HP

Severance Plan for Executive Officers. This event would trigger the same level of benefits as though the termination occurred absent a change in control.

Stock Ownership Guidelines

        HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that, within five years, the CEO should attain an investment position in HP's stock equal to five times his base salary and all other executive officers should attain an investment position equal to three times their base salary. Shares counted toward these guidelines include any shares held by the executive directly or through a broker; shares held through the HP 401(k) Plan; restricted stock; and vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). All NEOs are in compliance with these guidelines.

Accounting and Tax Effects

        The impact of accounting treatment is considered in developing and implementing HP's compensation programs generally, including the accounting treatment as it applies to amounts awarded or paid to HP's executives. In this regard, the fact that the accounting treatment aligns more closely with the amount of the payouts was among the factors considered in introducing the PRU Program for long-term incentive awards in 2008, and in reducing the number of stock options awarded generally.

        The impact of federal tax laws on HP's compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Internal Revenue Code (the "Code"). Most of HP's compensation programs are designed to qualify for deductibility under Section 162(m), but to preserve flexibility in administering compensation programs, not all amounts paid under all of HP's compensation programs qualify for deductibility. Mr. Hurd's base pay above $1 million is not deductible. In addition, in determining to award additional bonus amounts to the NEOs for fiscal 2008, the Committee considered the fact that such amounts would not be deductible and would impair the deductibility of amounts paid from the PfR Plan to "covered employees" within the meaning of Section 162(m).

        Likewise, the impact of Section 409A of the Code is taken into account, and HP's executive plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Policy on Recovery of Bonus in Event of Financial Restatement

        In 2006, the Board adopted a "clawback" policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a financial restatement. The policy allows for the recovery of bonuses in the event of a significant restatement of financial results from those senior executives whose fraud or misconduct resulted in the restatement, where the bonuses would have been lower, and to the extent permitted by applicable law.

Equity Granting Process

        There were no grants of stock options to Section 16 officers during fiscal 2008. Grants of restricted stock and PRUs during fiscal 2008 to Section 16 officers and other employees (or in the case of employees outside the United States, restricted stock units, where appropriate under local law) are approved by the HR and Compensation Committee at a regularly-scheduled meeting, or occasionally by unanimous written consent. If approval is made at a meeting, the grant date of the award is generally the date of the meeting; if approval is by unanimous written consent, the grant date of the award is generally the day the last HR and Compensation Committee member signs the consent. The Committee may act in advance to approve equity grants for newly-hired Section 16 officers and other executives, in which case the grant effective date may be the first day of employment or a later, pre-established date.

        Stock options for employees who are not Section 16 officers (or in the case of employees outside the United States, non-U.S. stock appreciation rights or other comparable vehicle determined appropriate under local law) may be granted by the HP Plan Committee, pursuant to delegation by the HR and Compensation Committee, subject to certain guidelines and an overall share limitation. The Plan Committee is chaired by HP's Executive Vice President of Human Resources, and its members include HP's General Counsel, the Treasurer and the Controller. Its members serve at the pleasure of the HR and Compensation Committee. The Plan Committee approves option grants to non-Section 16 employees on a monthly basis by unanimous written consent. The grant price is the fair market value of HP stock on the day that the last Plan Committee member signs the consent. "Fair market value" is defined as the closing price of HP stock on the NYSE.

        HP has no practice of timing option grants or restricted stock awards to coordinate with the release of material non-public information, and HP has not timed the release of material non-public information for the purpose of affecting the value of NEO compensation.

HR and Compensation Committee Report on Executive Compensation

        The HR and Compensation Committee of the Board of Directors of Hewlett-Packard Company has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett-Packard Company filed for the fiscal year ended October 31, 2008.

HR and Compensation Committee of the Board of Directors

Lawrence T. Babbio, Jr., Chair
John H. Hammergren
Joel Z. Hyatt
Lucille S. Salhany

Summary Compensation Table(1)

        The following table sets forth information concerning the compensation of HP's chief executive officer, chief financial officer, and the four other most highly-paid executive officers (collectively, the "NEOs") for the fiscal years ended October 31, 2008 and October 31, 2007.

Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7) ($)	All Other Compensation(8) ($)	Total ($)
Mark V. Hurd Chairman, Chief Executive Officer and President	2008 2007	1,450,000 1,437,500	5,341,882 1,386,000	12,943,621 6,238,795	3,447,542 3,724,919	18,590,000 11,949,789	3,087 2,386	738,392 514,072	42,514,524 25,253,461
Catherine A. Lesjak Executive Vice President and Chief Financial Officer	2008 2007	625,000 521,667	701,408 —	1,787,969 545,969	464,105 479,528	1,953,760 1,718,950	(33,346 433,307)	53,460 41,780	5,552,356 3,741,201
Randall D. Mott Executive Vice President and Chief Information Officer	2008 2007	690,000 690,000	7,070,958 —	2,727,079 3,004,110	1,547,907 1,461,817	16,068,000 1,659,450	967 747	188,223 574,824	28,293,134 7,390,948
Vyomesh I. Joshi Executive Vice President, Imaging and Printing Group	2008 2007	820,000 815,000	— —	2,891,888 1,839,807	3,124,617 2,780,603	15,197,845 5,935,984	(311,000 564,884)	81,376 95,926	21,804,726 12,032,204
R. Todd Bradley Executive Vice President, Personal Systems Group	2008 2007	820,000 796,250	907,415 —	3,918,198 2,316,913	1,895,725 1,752,098	13,222,059 2,267,300	1,184 917	293,511 540,605	21,058,092 7,674,083
Ann M. Livermore Executive Vice President, Technology Solutions Group	2008 2007	820,000 815,000	917,586 —	3,049,735 1,706,226	2,302,532 2,858,038	13,601,216 9,633,299	(216,460 470,053)	76,884 192,658	20,551,493 15,675,274

(1)
The table below shows the Committee's view of the compensation that it awarded the NEOs in fiscal 2008 under the policies and programs described under "Compensation Discussion and Analysis" reflecting HP's strong emphasis on variable compensation and its pay-for-performance culture. Because such a high percentage of our NEO compensation is stock-based, and because SEC rules require stock-based compensation to be reported based on what is expensed for financial statement purposes, this alternative table is provided as a guide to understanding the difference between the Committee's actions with respect to NEO awards in fiscal 2008 as described under "Compensation Discussion and Analysis," and the amounts required to be reported on the Summary Compensation Table. As shown below, a substantial portion of the amounts reported in the Summary Compensation Table for fiscal 2008 relates to stock-based compensation and other long-term incentive grants awarded in previous years.

	Committee's View of Fiscal 2008 Compensation Awarded					Reconciliations to Fiscal 2008 Reported Compensation
	Salary(a) ($)	Annual Bonus(b) ($)	Portion of LTI Grants Earned in Fiscal 2008(c) ($)	Other Compen- sation(d) ($)	Total Compen- sation Awarded ($)	Salary(a) ($)	Annual Bonus(b) ($)	Other Compen- sation(d) ($)	Prior stock option grants expensed in Fiscal 2008(e) ($)	Prior stock grants expensed in Fiscal 2008(f) ($)	Prior year LTPC Program grants paid in Fiscal 2008(g) ($)	Portion of 2008 LTI grants expensed in Fiscal 2008(h) ($)	Total in Summary Compen- sation Table ($)
Mark V. Hurd	1,450,000	5,353,700	15,804,583	741,479	23,349,762	1,450,000	5,353,700	741,479	3,447,542	9,925,961	18,578,182	3,017,660	42,514,524
Catherine A. Lesjak	625,000	1,668,408	2,343,580	20,114	4,657,102	625,000	1,668,408	20,114	464,105	926,185	986,760	861,784	5,552,356
Randall D. Mott	690,000	1,841,673	4,093,958	189,190	6,814,821	690,000	1,841,673	189,190	1,547,907	2,088,259	21,297,285	638,820	28,293,134
Vyomesh I. Joshi	820,000	1,037,644	4,989,988	(229,624)	6,618,008	820,000	1,037,644	(229,624)	3,124,617	1,166,839	14,160,201	1,725,049	21,804,726
R. Todd Bradley	820,000	2,363,415	6,086,278	294,695	9,564,388	820,000	2,363,415	294,695	1,895,725	3,239,135	11,766,059	679,063	21,058,092
Ann M. Livermore	820,000	2,137,586	5,792,144	(139,576)	8,610,154	820,000	2,137,586	(139,576)	2,302,532	2,101,150	12,381,216	948,585	20,551,493

    (a)
    Amounts shown equal base pay earned in fiscal 2008.

    (b)
    Amounts shown equal the cash bonuses paid with respect to fiscal 2008 performance.

    (c)
    Amounts shown equal the portions of certain long-term incentive awards granted from the second half of fiscal 2005 through fiscal 2008 that were earned in fiscal 2008. For example, for Mr. Hurd, amounts shown represent the sum of (i) portions of LTPC Program grants awarded in fiscal years 2005, 2006 and 2007 that were earned with respect to cash flow performance in fiscal 2008, (ii) the portion of the fiscal 2008 PRU award that was earned with respect to cash flow performance in fiscal 2008, and (iii) the value of the unrestricted stock granted in fiscal 2008.

    (d)
    Amounts shown equal the sum of the amounts reported in the "Change in Pension Value" and "All Other Compensation" columns of the Summary Compensation Table.

    (e)
    Amounts shown equal the portions of stock options granted in prior years that were expensed in fiscal 2008. No NEO was awarded a stock option in fiscal 2008.

    (f)
    Amounts shown equal the portions of restricted stock grants awarded in prior years that were expensed in fiscal 2008 and the unrestricted stock granted in fiscal 2008 for fiscal 2007 performance.

    (g)
    Amounts shown equal the amount of cash received by the NEOs with respect to fiscal 2008 for grants made under the LTPC Program for the three-year periods May 1, 2005 through April 31, 2008 and November 1, 2005 through October 31, 2008.

    (h)
    Amounts shown equal the portion of the fiscal 2008 PRU awards and restricted stock awards expensed in fiscal 2008.

(2)
Amounts shown represent base salary paid during the fiscal year, as described under "Compensation Discussion and Analysis—Analysis of Elements of Executive Compensation—Base Pay."

(3)
Amounts shown represent discretionary bonuses awarded to the NEOs by the Committee with respect to fiscal 2008 performance, except that for Messrs. Hurd and Mott, the amounts consist of the discretionary 2008 annual bonus, the portion of their guaranteed awards under the LTPC Program for the period ending April 30, 2008, and the portion of their LTPC Program awards paid outside of the plan due to plan limits for the three-year period ending October 31, 2008, respectively, as follows: Mr. Hurd ($1,763,700; $1,407,000 and $2,171,182) and for Mr. Mott ($773,673; $5,000,000; and $1,297,285).

(4)
Amounts shown reflect the expense recognized by HP for financial statement reporting purposes in accordance with SFAS 123R and do not reflect either the fair market value of grant to the NEO or whether the NEO actually realized a financial benefit from the award during fiscal 2008. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 18, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
No NEO was awarded a stock option in fiscal 2008; rather amounts shown reflect the expense recognized by HP for financial statement reporting purposes in accordance with SFAS 123R. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC on December 18, 2008. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(6)
Amounts shown consist of payouts under HP's two incentive compensation programs, the annual PfR Plan (amounts earned during the 2008 fiscal year but paid after the end of the fiscal year) and the LTPC Program (amounts earned during the three-year periods ending April 30, 2008 and October 31, 2008, and paid shortly thereafter).

The amounts earned during fiscal 2008 under the PfR Plan were as follows: Mr. Hurd, $3,590,000; Ms. Lesjak, $967,000; Mr. Mott, $1,068,000; Mr. Joshi, $1,037,644; Mr. Bradley, $1,456,000; and Ms. Livermore, $1,220,000.

The amounts paid under the LTPC Program for the three-year periods ending April 30, 2008 and October 31, 2008, respectively, were as follows: Mr. Hurd, $9,428,123 and $5,571,877; Ms. Lesjak, $444,746 and $542,014; Mr. Mott, $13,200,061 and $1,799,939; Mr. Joshi, $8,894,922 and $5,265,279; Mr. Bradley, $7,120,224 and $4,645,835; and Ms. Livermore, $7,115,936 and $5,265,279. Certain guaranteed amounts and amounts in excess of plan limits paid to Messrs. Hurd and Mott are reported in the "Bonus" column and identified in footnote (3).

(7)
Amounts shown represent the increase (or decrease) in the actuarial present value of NEO pension benefits during fiscal 2008. As described in more detail under "Narrative to the Fiscal 2008 Pension Benefits Table" below, pension accruals ceased for Messrs. Hurd, Mott and Bradley effective as of December 31, 2005, so the amounts reported for them do not reflect additional accruals but rather reflect the fact that each of them is one year closer to "normal retirement age" as defined under the terms of the HP Pension Plan. For Ms. Lesjak, Mr. Joshi and Ms. Livermore, the amounts reported represent accruals under the HP Pension Plan for the two-month period November 1, 2007 through December 31, 2007, after which date accruals were frozen. The amount of the accruals is also adjusted for changes in interest rates and mortality assumptions that occurred during the period, which resulted in a decline in pension earnings for Ms. Lesjak, Mr. Joshi and Ms. Livermore. The assumptions used in calculating the increase in pension benefits are described in footnote (3) to the table that appears under "Fiscal 2008 Pension Benefits Table" below. No HP plan provides for above-market earnings on deferred compensation amounts, so the amounts reported here do not reflect any such earnings.

(8)
The amounts shown are detailed in the supplemental "All Other Compensation Table" below.

All Other Compensation Table

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above:

Name	Year	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Relocation Expenses(3) ($)	Restricted Stock Dividends ($)	Misc. Reimb.(4) ($)	Security Services/ Systems(5) ($)	Legal Fees(6) ($)	Personal Aircraft Usage(7) ($)	Financial Counseling ($)	Tax Gross- Up(8) ($)	Total AOC ($)
Mark V. Hurd	2008 2007	14,050 13,200	13,500 13,200	71,482 111,082	97,973 138,400	7,472 4,924	255,872 125,825	— —	135,734 52,906	18,000 19,700	124,309 34,835	738,392 514,072
Catherine A. Lesjak	2008 2007	13,618 8,800	— —	— —	20,408 11,600	468 737	— —	— —	13 159	18,000 20,250	953 234	53,460 41,780
Randall D. Mott	2008 2007	5,750 0	— —	— —	64,024 81,600	209 388	— —	60,000 446,000	34,699 26,922	18,000 18,000	5,541 1,914	188,223 574,824
Vyomesh I. Joshi	2008 2007	13,658 8,800	— —	— —	24,136 54,800	979 1,024	— —	— —	10,791 4,104	18,000 18,000	13,812 9,198	81,376 95,926
R. Todd Bradley	2008 2007	13,667 13,200	13,500 13,200	75,544 97,214	39,867 44,400	582 1,050	— —	— —	128,284 327,407	18,000 18,000	4,067 26,134	293,511 540,605
Ann M. Livermore	2008 2007	14,000 8,800	— —	— —	22,136 47,360	459 536	— —	— —	7,077 112,463	18,000 18,000	15,212 5,499	76,884 192,658

(1)
Represents matching contributions made under the HP 401(k) Plan. Messrs. Hurd, Mott and Bradley were eligible for a 6% matching contribution during all of fiscal 2008. The remaining NEOs became eligible for the 6% matching contribution effective January 1, 2008.

(2)
Represents matching contributions under the HP Executive Deferred Compensation Plan. Messrs. Hurd, Mott and Bradley were eligible for a 6% matching contribution on base pay deferrals in excess of the qualified plan limit, up to two times such limit, during all of fiscal 2008. The remaining NEOs became eligible for this matching contribution effective January 1, 2008.

(3)
Represents the mortgage subsidy for which Mr. Hurd and Mr. Bradley are eligible under the terms of their employment agreements and HP's relocation policy.

(4)
Represents primarily the value of lodging, travel and meals provided for family members accompanying the NEO on business travel.

(5)
Represents home security services for which Mr. Hurd is eligible under the terms of his employment agreement.

(6)
Represents legal fees expended by HP on behalf of Mr. Mott in connection with certain litigation brought against him and other former employees of Dell Inc. As part of his offer letter, HP agreed to defend and indemnify Mr. Mott if certain claims were made against him. Amounts reported are an estimated portion of total fees paid by HP in fiscal 2007 and 2008 based on allocation among six defendants in several related cases.

(7)
Represents the value of personal usage of HP corporate aircraft. Under HP's policy for the personal use of corporate aircraft, the CEO and his direct reports (the "Executive Council") use the aircraft for personal purposes subject to availability. For purposes of reporting the value of such personal usage in this table, HP uses data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew and catering and supplies. For trips by NEOs that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage).

For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level ("SIFL") valuation method. For the CEO, the value of the first 25 hours of personal usage (which usage may include his spouse and other guests) is added to his income and grossed up. The value of personal use by Executive Council members is added to the executives' incomes and is not grossed up. The value of spousal travel on business trips is added to income, and this value is grossed up only if the spousal travel is requested by HP.

(8)
The amounts shown are detailed in the supplemental "Tax Gross-Up Table" below.

 Tax Gross-Up Table

        The following table provides additional information about the amounts that appear in the "Tax Gross-Up" column in the All Other Compensation Table above:

Name	Gross-Up of Personal Aircraft Usage(1) ($)	Reconciliation of Pre-Paid Relocation Benefits(2) ($)	Other Gross-Up(3) Amounts ($)	Total Gross-Up Amounts ($)
Mark V. Hurd	44,495	—	79,814	124,309
Catherine A. Lesjak	348	—	605	953
Randall D. Mott	2,663	—	2,878	5,541
Vyomesh I. Joshi	3,714	—	10,098	13,812
R. Todd Bradley	3,879	(6,368)	6,556	4,067
Ann M. Livermore	4,903	—	10,309	15,212

(1)
As described above, under HP policy, the CEO is eligible to receive a tax gross-up for the first 25 hours of personal usage of company aircraft, and other Executive Council members are eligible for a gross-up of taxes associated with personal use of company aircraft only in the case of spousal travel for attendance at HP events to which spouses have been invited.

(2)
Represents a reconciliation of estimated expenses advanced in the previous year.

(3)
Represents amounts reimbursed to the NEOs for taxes on meals associated with business travel undertaken by the NEOs in connection with events to which family members were invited.

Narrative to the Summary Compensation Table

        The amounts reported in the Summary Compensation Table include base pay, annual and long-term incentive amounts, benefits and perquisites as described more fully under "Compensation Discussion and Analysis."

        The amounts reported in the column entitled "Non-Equity Incentive Plan Compensation" include amounts earned under both the PfR Plan for fiscal 2008 (and paid in fiscal 2009) and the LTPC Program for the three-year period May 1, 2005 through April 30, 2008 (paid in fiscal 2008) and the three-year period November 1, 2005 through October 31, 2008 (paid in fiscal 2009). The narrative description of the other information in the Summary Compensation Table is provided in the remaining tables.

Pay-for-Results Plan

        The PfR Plan is HP's annual incentive compensation program that pays out if the performance metrics of revenue and net profit are met during the fiscal year. During its meeting in January 2008, the Committee approved target awards (expressed as a percentage of annual base salary) and performance metrics for fiscal 2008. Target awards for the NEOs for fiscal 2008 are displayed below under "Grants of Plan-Based Awards in Fiscal Year 2008." In setting performance targets for the coming year, the Committee generally looks to the actual performance for the year just ended and establishes performance thresholds based on input from the CEO with respect to the business plan for the company. The CEO's recommendations with respect to targets take into account the expectations for contribution from each of the business units to the overall performance of the company, as well as the current economic environment and market conditions.

        Following the close of the fiscal year, the Committee assessed and certified HP's performance against the revenue and net profit metrics it established in November of 2007, and it approved awards to the NEOs in the amounts detailed in the table above.

Discretionary Bonus Awards for Fiscal 2008

        As described under "Compensation Discussion and Analysis," at its November 2008 meeting, the Committee (and with respect to the CEO, the full Board, excluding Mr. Hurd), approved additional cash awards to the NEOs for fiscal 2008 performance that the Committee determined had not been adequately rewarded under the PfR Plan. In its deliberations, the Committee (and the Board) considered the fact that HP achieved double-digit year-over-year growth on each of the key financial metrics of revenue, pre-tax earnings, net profit, cash-flow and earnings per share in fiscal 2008. The Committee also considered HP's performance relative to its competitors and the S&P 500, the difficulty of the targets, and the economic environment in which the performance was delivered. In addition, the Committee considered the discretionary bonus funding recommended by management for employees generally under the HP Variable Bonus Plan (for which all employees below director level are generally eligible), as well as the PfR Plan for non-Section 16 officers (generally covering eligible employees at director level and above). The Committee also reviewed the fact that the aggregate bonus amount paid to the entire HP organization in fiscal 2008 was lower as a percentage of pre-tax earnings than in fiscal 2007. Based on this analysis, the Committee (and the full Board, excluding Mr. Hurd, in the case of Mr. Hurd) determined to pay additional discretionary bonuses to the NEOs and the other Section 16 officers proportional to the discretionary funding made available to the non-Section 16 officer population eligible for the PfR Plan, reflecting the superior financial performance for the period. The Committee and the Board (excluding Mr. Hurd) also considered in their deliberations that payment of these amounts to certain NEOs would adversely impact the deductibility of payments made under the PfR Plan with respect to such individuals.

Long-Term Performance Cash Program

        Long-term incentive awards were made under the LTPC Program from 2003 to 2007. Although no new awards were made under this program in fiscal 2008 (because the program has been replaced by the PRU Program), LTPC awards made in previous years paid out in fiscal 2008 with respect to grants made in fiscal 2005 and 2006. See "Compensation Discussion and Analysis—Long-Term Performance Cash Program" for details regarding the operation of this program.

Performance-based Restricted Unit Program

        As described under "Compensation Discussion and Analysis— Performance-based Restricted Units," HP instituted a new long-term incentive program during fiscal 2008 under which eligible executives are granted PRUs that are released (if at all) in the form of HP shares at the end of a three-year performance period based on annual achievement of cash flow from operations as a percentage of revenue, modified by HP's TSR relative to the S&P 500 over that three-year period.

        PRU awards were granted in fiscal 2008 to the NEOs in the amounts indicated in the Grants of Plan-Based Awards Table below and have the potential to release two times the number of shares at the end of the three-year performance period.

        At its January 2008 meeting, the Committee set the annual cash-flow target for the first one-third of the units of the total PRUs awarded. The same targets were established for this program that applied to the fiscal 2008 tranches of the LTPC Program awards. At its November 2008 meeting, the Committee reviewed the company's cash flow results for the period and certified that performance had been achieved at 150% of target. This resulted in participants being credited with 150% of one-third of the units of the fiscal 2008 award. Whether or not these or any other units credited under the fiscal 2008 PRU awards will be released in the form of HP shares at the end of the three-year performance period depends on HP's performance on the TSR metric over the full three-year period.

Grants of Plan-Based Awards in Fiscal 2008

        The following table provides information on stock, cash, and other plan-based awards granted to the NEOs during the fiscal year ended October 31, 2008:

								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark V. Hurd
PfR	11/01/2007	29,000	2,900,000	7,250,000
URS	11/15/2007							100,000	4,890,000
PRU	01/17/2008				60,780	303,900	607,800		1,728,367
RS	01/17/2008							76,000	1,289,293
PBCA	05/15/2008				$1,800,000	$6,000,000	$9,000,000
Catherine A. Lesjak
PfR	11/01/2007	7,813	781,250	1,953,125
PRU	01/17/2008				17,360	86,800	173,600		493,657
RS	01/17/2008							21,700	368,127
Randall D. Mott
PfR	11/01/2007	8,625	862,500	2,156,250
PRU	01/17/2008				12,860	64,300	128,600		365,693
RS	01/17/2008							16,100	273,127
Vyomesh I. Joshi
PfR	11/01/2007	10,250	1,025,000	2,562,500
PRU	01/17/2008				19,100	95,500	191,000		1,319,600
RS	01/17/2008							23,900	405,449
R. Todd Bradley
PfR	11/01/2007	10,250	1,025,000	2,562,500
URS	11/15/2007							20,000	978,000
RS	11/15/2007							40,000	752,390
PRU	01/17/2008				23,880	119,400	238,800		679,063
PBCA	05/15/2008				$600,000	$2,000,000	$3,000,000
Ann M. Livermore
PfR	11/01/2007	10,250	1,025,000	2,562,500
URS	11/15/2007							20,000	978,000
PRU	01/17/2008				19,100	95,500	191,000		543,136
RS	01/17/2008							23,900	405,449
PBCA	05/15/2008				$600,000	$2,000,000	$3,000,000

Types of Awards

PfR:
Amounts represent the range of possible cash payouts for annual awards under the PfR Plan.

URS:
Awards of unrestricted stock granted under the HP 2004 Stock Incentive Plan to some NEOs and certain other Section 16 officers by the Committee (and the full Board, in the case of the CEO) at their November 15, 2007 meeting as a reward for the achievement of superior financial performance during fiscal 2007, which the Committee and the Board believed was not fully recognized through the payouts under the PfR Plan.

PRU:
Awards of Performance-based Restricted Units granted under the HP 2004 Stock Incentive Plan for fiscal 2008.

RS:
Awards of restricted stock granted under the HP 2004 Stock Incentive Plan as part of fiscal 2008 long-term incentive compensation; restrictions on the awards lapse as to one-half of the shares on April 30, 2009, and to the remaining shares on April 30, 2010, except that, with respect to the award to Mr. Bradley, the restrictions lapse as to one-half of the shares 18 and 30 months from the date of grant.

PBCA:
Awards of special performance-based cash granted under the HP 2004 Stock Incentive Plan to be paid contingent upon cash flow from operations as a percentage of revenue achieved during fiscal 2009, which awards were approved by the Committee (and the Board, excluding Mr. Hurd, in the case of Mr. Hurd) at its May 15, 2008 meeting, to be payable, if at all, following certification of achievement against the same annual targets established by the Committee for the PRU Program for fiscal 2009.

(1)
Calculated in accordance with SFAS 123R.

 Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information on stock and option awards held by the NEOs as of October 31, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price(2) ($)		Option Expiration Date(3)		Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(6) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested(6) ($)
Mark V. Hurd	150,000 125,000 250,000 75,000	— 175,000 250,000 225,000	21.73 21.73 31.50 42.27		04/01/2013 04/01/2013 01/23/2014 01/18/2015		232,667	8,906,493	354,550	13,572,174
Catherine A. Lesjak	15,358 200 10,000 10,000 10,000 10,000 8,000 30,000 18,750 17,500 25,000	— — — — — — — — 6,250 17,500 75,000	48.50 59.58 60.86 45.65 30.09 20.70 21.75 22.02 21.77 31.50 42.27	*	02/15/2010 06/05/2010 07/07/2010 07/07/2010 02/26/2011 09/18/2011 01/31/2012 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * * *	65,034	2,489,502	101,267	3,876,488
Randall D. Mott	375,000 100,000 30,000	125,000 100,000 90,000	24.93 31.50 42.27		07/18/2013 01/23/2014 01/18/2015		156,767	6,001,041	75,017	2,871,638
Vyomesh I. Joshi	5,174 127,984 200 100,000 170,000 100,000 125,000 300,000 375,000 170,000 50,000	— — — — — — — — 125,000 170,000 150,000	26.35 35.13 59.58 58.37 35.13 33.63 15.75 22.02 21.77 31.50 42.27	*	11/18/2009 11/18/2009 06/05/2010 06/19/2010 11/16/2010 01/18/2011 04/16/2011 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * * *	67,234	2,573,718	111,417	4,265,030
R. Todd Bradley	84,750 0 50,000	100,000 150,000 150,000	23.77 31.50 42.27		06/14/2013 01/23/2014 01/18/2015		80,001	3,062,438	139,300	5,332,404
Ann M. Livermore	17,428 255,968 511,936 200 350,000 150,000 400,000 500,000 300,000 170,000 50,000	— — — — — — — — 100,000 170,000 150,000	26.35 35.13 53.81 59.58 35.13 15.75 21.75 22.02 21.77 31.50 42.27		11/18/2009 11/18/2009 04/27/2010 06/05/2010 11/16/2010 04/16/2011 01/31/2012 03/18/2012 04/14/2013 01/23/2014 01/18/2015	* * * * *	67,234	2,573,718	111,417	4,265,030

(1)
Unvested options vest at the rate of 25% per year with full vesting on the fourth anniversary of the date of grant.

(2)
Option exercise prices are generally the fair market value of HP common stock on the date of grant, except that certain options granted in 1999 and 2000 and marked with an (*) were granted at a 25% discount and were subject to certain TSR performance criteria approved by the Committee. All such discounted options vested before January 1, 2005, so no amounts were subject to Section 409A of the Code.

(3)
Options granted by HP since 2003 generally have an eight-year term. The options marked with an (*) have a ten-year term.

(4)
The release dates and release amounts for the unvested shares of restricted stock are as follows:

•
Mr. Hurd: January 18, 2009 (53,333 shares); January 23, 2009 (50,000 shares); April 30, 2009 (38,000 shares); January 18, 2010 (53,334 shares); and April 30, 2010 (38,000 shares).

•
Ms. Lesjak: January 18, 2009 (11,667 shares); April 30, 2009 (10,850 shares); October 31, 2009 (20,000 shares); January 18, 2010 (11,667 shares); and April 30, 2010 (10,850 shares).

•
Mr. Mott: January 18, 2009 (8,333 shares); January 23, 2009 (10,000 shares); April 30, 2009 (8,050 shares); July 11, 2009 (57,000 shares); January 18, 2010 (8,334 shares); April 30, 2010 (8,050 shares); and July 11, 2010 (57,000 shares).

•
Mr. Joshi: January 18, 2009 (11,667 shares); January 23, 2009 (20,000 shares); April 30, 2009 (11,950 shares); January 18, 2010 (11,667 shares); and April 30, 2010 (11,950 shares).

•
Mr. Bradley: January 18, 2009 (11,667 shares); January 23, 2009 (16,667 shares); May 15, 2009 (20,000 shares); January 18, 2010 (11,667 shares); and May 15, 2010 (20,000 shares).

•
Ms. Livermore: January 18, 2009 (11,667 shares); January 23, 2009 (20,000 shares); April 30, 2009 (11,950 shares); January 18, 2010 (11,667 shares); and April 30, 2010 (11,950 shares).

(5)
Represents the number of PRUs granted in fiscal 2008 plus an additional one-third of the PRUs due to achievement of maximum performance against target (150%) on the annual metric of cash flow from operations as a percentage of revenue for fiscal 2008. For example, Mr. Hurd was granted 303,900 PRUs for fiscal 2008; with achievement on the annual cash-flow metric at 150% of target, additional units are credited at 150% times one-third of the total number of PRUs granted in the award (150% × 101,300 PRUs = 151,950 PRUs). The remaining PRUs under the award are reported at target (202,600) and will be adjusted up or down based on cash flow performance during fiscal years 2009 and 2010. Total PRUs credited at the conclusion of the three-year period will be adjusted by HP's performance against the TSR modifier, which will determine the number (if any) of PRUs earned for ultimate release in the form of HP shares.

(6)
Value calculated based on the closing price of HP common stock on October 31, 2008, which was $38.28.

Option Exercises and Stock Vested in Fiscal 2008

        The following table provides information about options exercised and stock vested for the NEOs during the fiscal year ended October 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mark V. Hurd	400,000	10,081,400	336,666	15,728,136
Catherine A. Lesjak	—	—	16,666	771,088
Randall D. Mott	—	—	75,333	3,167,099
Vyomesh I. Joshi	—	—	56,666	2,677,688
R. Todd Bradley	90,250	1,622,999	98,333	4,580,735
Ann M. Livermore	—	—	51,666	2,352,188

(1)
Represents the amounts realized based on the difference between the market price of HP stock on the date of exercise and the exercise price.

(2)
Represents the amount realized based on the fair market value of HP stock on the vesting date, which is defined as the closing market price of HP stock on that date.

 Fiscal 2008 Pension Benefits Table

        The following table provides information about the present value of accumulated benefits payable to each NEO (no payments were made to any NEO during fiscal 2008):

Name	Plan Name(1)	Number of Years of Credited Service(2) (#)	Present Value of Accumulated Benefit 10/31/08(3) ($)
Mark V. Hurd	CAPP CARP	0.8 0.8	11,213 37,870
Catherine A. Lesjak	RP EBP	21.3 21.3	130,097 828,646
Randall D. Mott	CAPP CARP	0.5 0.5	11,151 4,227
Vyomesh I. Joshi	RP EBP	27.2 27.2	189,586 3,261,516
R. Todd Bradley	CAPP CARP	0.6 0.6	11,168 7,675
Ann M. Livermore	RP EBP	25.4 25.4	135,575 2,346,786

(1)
The "CAPP" and the "CARP" are the qualified HP Cash Account Pension Plan and the nonqualified HP Cash Account Restoration Plan, respectively. The "RP" and the "EBP" are the qualified HP Retirement Plan and the nonqualified HP Excess Benefit Plan, respectively.

(2)
Messrs. Hurd, Mott and Bradley ceased accruing pension benefits as of December 31, 2005, and so their years of credited service have not increased since that date. They each continued to earn vesting service thereafter and became fully vested during fiscal 2008. Ms. Lesjak, Mr. Joshi and Ms. Livermore had previously satisfied the vesting requirement of the RP and EBP.

(3)
The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and EBP using the assumptions under Statement of Financial Accounting Standards No. 87, "Employers Accounting for Pensions" ("SFAS 87") for 2008 fiscal year end measurement (as of September 30, 2008). The present value is based on a discount rate of 7.82%, a lump sum interest rate of 6.00%, and applicable mortality. As of September 30, 2007, the SFAS 87 assumptions included a discount rate of 6.23%, a lump sum interest rate of 6.00%, and lump sum mortality was determined as 50/50 male/female weighting of RP 2000 mortality table projected with Scale AA to 2022. Since there are no early retirement reductions in CAPP or CARP, the account balances are projected to the date upon which participants will vest in this benefit, at an assumed 5.50% cash balance interest crediting rate and discounted back to the present at the discount rates noted above. Since CAPP and CARP benefits are fully vested for these participants as of September 30, 2008, this projection and discounting does not apply in the above table.

Narrative to the Fiscal 2008 Pension Benefits Table

Changes to U.S. Pension Plans at HP, 2002 through 2008

        HP has made significant changes to its U.S. pension programs over the past few years in order to reduce costs and provide benefits more in line with our peer technology companies. These changes applied to the NEOs at the same time and on the same terms as the changes applied to other U.S. employees.

        In general, U.S. employees hired before January 1, 2003 were eligible to participate in the HP Retirement Plan (the "RP"), a traditional defined benefit pension plan. Of the NEOs, Ms. Lesjak, Mr. Joshi and Ms. Livermore are in this category. Employees who joined HP between January 1, 2003 and December 31, 2005, including Messrs. Hurd, Mott and Bradley, were eligible to participate in the

HP Cash Account Pension Plan (the "CAPP"). The assets of the RP and the CAPP were merged in November 2005, and the combined plan is now called the HP Pension Plan, but the benefits continue to be determined separately for the RP and the CAPP portions of the HP Pension Plan.

        Each of the RP and the CAPP is a qualified retirement plan within the meaning of Section 401(a) of the Code, and for each plan there is a parallel "excess" or non-qualified plan that provides benefits for the NEOs and other eligible employees who earn pension-eligible compensation in excess of the IRS limits applicable to the qualified plans. The excess plan for the RP is the HP Excess Benefit Plan (the "EBP"); the excess plan for the CAPP is the HP Cash Account Restoration Pension Plan (the "CARP").

        HP ceased pension accruals in both the RP and the CAPP (and correspondingly in the EBP and the CARP) effective December 31, 2005 for employees whose combination of age and qualifying service was less than 62. Employees with 62 or more "age-plus-service points" continued to accrue benefits in their existing pension plan after that date until December 31, 2007, at which time pension accruals ceased for all U.S. employees.

        U.S. employees who ceased pension accruals in 2005 (including Messrs. Hurd, Mott and Bradley) became eligible for a higher matching contribution under the HP 401(k) Plan beginning in 2006, and a comparable matching contribution on certain base pay deferrals under the non-qualified HP Executive Deferred Compensation Plan (the "EDCP"). The remaining NEOs became eligible for the higher matching contribution in the HP 401(k) Plan and the EDCP effective January 1, 2008, in connection with the freezing of their pension accruals.

Terms of the HP Retirement Plan

        The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant's "highest average pay rate," reduced by a portion of Social Security earnings. "Highest average pay rate" was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus. Up to 30 years of HP service was taken into account in calculating benefits under the RP. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Ms. Lesjak, Mr. Joshi and Ms. Livermore earned benefit accruals under the RP, and its nonqualified counterpart, the EBP, for two months during fiscal 2008 (November 1, 2007 through December 31, 2007).

        For participants employed by HP before 1993, including Ms. Lesjak, Mr. Joshi and Ms. Livermore, benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan ("DPSP"). Together, the RP and the DPSP constitute a "floor-offset" arrangement for periods before 1993.

        Benefits not payable from the RP and the DPSP due to IRS limits are paid from the nonqualified EBP, under which benefits are unfunded and unsecured. When an EBP participant terminates employment, an account is created for him or her in the amount not able to be paid from the RP and/or DPSP due to IRS limits. The liability for this amount is then transferred to the EDCP, where an account is established for the participant, and that account is thereafter credited with investment earnings (gains or losses) based upon the investment election made by participants from among investment options similar to those offered under the HP 401(k) Plan. There is no formula which would result in above-market earnings or payment of a preferential interest rate on this benefit.

        At time of termination, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of service) are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Terms of the HP Cash Account Pension Plan

        The CAPP, a cash balance plan, is a successor to a pension plan originally established by Digital Equipment Corporation in 1966. Digital converted its traditional pension plan to a cash balance plan in 1997, before Digital's acquisition by Compaq Computer Corporation. The CAPP provides pension benefits determined by reference to a hypothetical account balance.

        Prior to the cessation of all accruals under the CAPP, participants received "pay credits" equal to four percent of base pay credited quarterly to their accounts and "interest credits" credited daily. Currently, participants who have not taken a distribution receive interest credits, credited at the rate equal to the one-year rate for Treasury securities plus one percent; the "interest credit" rate is adjusted annually. All participants with service on and after January 1, 2008 are fully vested in their CAPP and CARP benefits. Benefits under the CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account balance.

        Participants in the CAPP with base pay in excess of IRS limits also received interest credits to a hypothetical account balance established for them under the CARP at the same rates as credited under the CAPP. Amounts under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum in January of the year following termination, subject to any delay required by Section 409A of the Code.

        HP does not sponsor any other supplemental pension plans or special retiree medical benefit plans.

Fiscal 2008 Nonqualified Deferred Compensation Table

        The following table provides information about contributions, earnings and balances under the HP Executive Deferred Compensation Plan (there were no withdrawals or distributions to NEOs during fiscal 2008):

Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings ($)	Aggregate Balance at FYE ($)
Mark V. Hurd	49,992	13,500	5,129	138,930
Catherine A. Lesjak	208,500	—	(764,069)	1,372,782
Randall D. Mott	—	—	—	—
Vyomesh I. Joshi	120,000	—	(556,912)	1,183,934
R. Todd Bradley	170,000	13,500	(104,432)	330,740
Ann M. Livermore	—	—	(2,206,636)	4,611,863

(1)
The amounts deferred under the EDCP for each individual are reported as compensation to such NEO in the Summary Compensation Table above.

(2)
During all of fiscal 2008, Messrs. Hurd, Mott and Bradley were eligible for a 6% matching contribution on base pay deferrals of up to two times the IRS limit on compensation above the amount that can be taken into account under the qualified HP 401(k) Plan. The remaining NEOs became eligible for this matching contribution effective January 1, 2008, when they ceased earning pension benefits.

Narrative to the Fiscal 2008 Nonqualified Deferred Compensation Table

        HP sponsors the EDCP, a nonqualified deferred compensation plan that permits eligible U.S. employees to defer base pay and bonus amounts. In addition, a matching contribution is available under the EDCP to eligible employees who do not accrue a benefit under a U.S. pension plan. The matching contribution applies to base pay deferrals up to two times the compensation limit that applies to the qualified HP 401(k) Plan (for fiscal 2008, on base pay from $240,000 to $480,000).

        Messrs. Hurd, Mott and Bradley were eligible for this 6% matching contribution during all of fiscal 2008. The remaining NEOs became eligible for this matching contribution effective January 1, 2008, following the cessation of their pension accruals under the HP Retirement Plan and the HP Excess Benefit Plan as of December 31, 2007.

        At the time participation is elected, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any timing restriction otherwise applicable under Section 409A of the Code. In the event of retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election, also subject to any timing restrictions applicable under Section 409A of the Code.

        Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such amounts are available to general creditors of HP. No amounts are credited with above-market earnings.

Potential Payments upon Termination or Change in Control

        The amounts in the following table assume that the NEOs terminated HP employment effective October 31, 2008. The closing price of HP common stock was $38.28 on that date. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation. No NEO is currently eligible for "retirement" status, which is generally defined in the United States as termination on or after age 55 with at least 15 years of qualifying service.

Long-Term Incentive Programs
Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Annual Bonus(3) ($)	Stock Options(4) ($)	Restricted Stock(4) ($)	LTPC(4) Program ($)	PRU(4) Program ($)
Mark V. Hurd(5)	Voluntary/For Cause Disability Death Not for Cause Change in Control	5,353,700 33,104,416 30,287,352 41,598,852 55,265,221	— — — 13,006,500 13,006,500	5,353,700 5,353,700 5,353,700 5,353,700 5,353,700	— 4,591,250 4,591,250 2,896,250 4,591,250	— 8,906,493 6,089,429 6,089,429 8,906,493	— 8,494,493 8,494,493 8,494,493 9,854,493	— 5,758,480 5,758,480 5,758,480 13,552,785
Catherine A. Lesjak	Voluntary/For Cause Disability Death Not for Cause Change in Control	1,668,408 7,361,394 6,336,102 12,753,485 12,753,485	— — — 2,825,879 2,825,879	1,668,408 1,668,408 1,668,408 1,668,408 1,668,408	— 221,869 221,869 221,869 221,869	— 2,489,502 1,464,210 2,489,502 2,489,502	— 1,336,877 1,336,877 1,676,877 1,676,877	— 1,644,738 1,644,738 3,870,950 3,870,950
Randall D. Mott	Voluntary/For Cause Disability Death Not for Cause Change in Control	1,841,673 14,290,196 12,583,903 20,306,398 20,306,398	— — — 3,993,061 3,993,061	1,841,673 1,841,673 1,841,673 1,841,673 1,841,673	— 2,346,750 2,346,750 2,346,750 2,346,750	— 6,001,041 4,294,748 6,001,041 6,001,041	— 2,882,337 2,882,337 3,256,337 3,256,337	— 1,218,395 1,218,395 2,867,536 2,867,536
Vyomesh I. Joshi	Voluntary/For Cause Disability Death Not for Cause Change in Control	1,037,644 13,465,736 12,672,000 18,866,461 18,866,461	— — — 2,339,379 2,339,379	1,037,644 1,037,644 1,037,644 1,037,644 1,037,644	— 3,216,975 3,216,975 3,216,975 3,216,975	— 2,573,718 1,779,982 2,573,718 2,573,718	— 4,827,808 4,827,808 5,439,808 5,439,808	— 1,809,591 1,809,591 4,258,937 4,258,937
R. Todd Bradley	Voluntary/For Cause Disability Death Not for Cause Change in Control	2,363,415 14,634,959 13,557,186 23,168,702 23,168,702	— — — 4,859,420 4,859,420	2,363,415 2,363,415 2,363,415 2,363,415 2,363,415	— 2,468,500 2,468,500 2,468,500 2,468,500	— 3,062,438 1,984,665 3,062,438 3,062,438	— 4,478,143 4,478,143 5,090,143 5,090,143	— 2,262,463 2,262,463 5,324,786 5,324,786
Ann M. Livermore	Voluntary/For Cause Disability Death Not for Cause Change in Control	2,137,586 14,152,803 13,359,067 21,549,901 21,549,901	— — — 4,335,752 4,335,752	2,137,586 2,137,586 2,137,586 2,137,586 2,137,586	— 2,804,100 2,804,100 2,804,100 2,804,100	— 2,573,718 1,779,982 2,573,718 2,573,718	— 4,827,808 4,827,808 5,439,808 5,439,808	— 1,809,591 1,809,591 4,258,937 4,258,937

(1)
Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2008, including vested stock options, accrued retirement benefits, and vested balances in the EDCP, all as detailed in the preceding tables.

(2)
Reflects the cash benefit payable in the event of a qualifying termination under the HP Severance Plan for Executive Officers.

(3)
An employee who is employed through the end of the fiscal year is eligible to receive a bonus under the PfR Plan; an employee who voluntarily terminates or is terminated for cause before the last day of the fiscal year is not eligible for a prorated bonus under the PfR Plan for that period. The amounts in this column assume employment through October 31, 2008, so that the NEO would have been eligible for the annual incentive amount that was earned for fiscal 2008, but in the case of NEOs other than Mr. Hurd, this amount could be reduced or eliminated by the Committee (prior to payment) for any reason. Mr. Hurd's employment agreement provides that, upon termination of his employment for any reason, he shall be paid the "earned and accrued annual incentive for any complete year as of his termination of employment."

(4)
Under the HP equity plans, the Board and the Committee have the discretion to accelerate vesting of options and to release restrictions on restricted stock and cash awards in the case of a change in control, as well as in connection with individual employment terminations. The information reported in these three columns assumes that the Board or the Committee would exercise discretion to accelerate vesting and release restrictions in both of these circumstances, except that in the case of a "not for cause" termination of Mr. Hurd, the amounts reported reflect the minimum amounts required to be paid under the terms of his employment agreement. From time to time, however, certain HP executives have received less than full acceleration of vesting on stock options, and no (or less than full) release of the restrictions on restricted stock and cash awards, so the amounts actually paid to an NEO upon a "not for cause" termination may be lower in some circumstances. In addition, in the case of Mr. Hurd, the Board could exercise its discretion to provide for full acceleration of his vested options and full release of restrictions on any restricted stock and cash awards so the amounts actually paid to him upon a "not for cause" termination could be higher.

(5)
Under the terms of Mr. Hurd's employment agreement, a "not for cause" termination includes a substantial reduction in his duties as CEO without his consent and his failure to be re-elected to the Board during the term of his employment. In addition, upon Mr. Hurd's termination of employment for any reason, he is eligible to be indemnified to the maximum extent permitted under HP's Certificate of Incorporation and Bylaws.

Narrative to the Potential Payments upon Termination or Change in Control Table

        In the case of the NEOs other than Mr. Hurd, termination payments are generally governed by the terms of the HP Severance Plan for Executive Officers (the "SPEO") and discretionary terms within the PfR Plan and the HP stock plans. In the case of Mr. Hurd, termination payments are governed by the terms of his employment agreement, which references the SPEO. None of the NEOs qualified for termination based on "retirement" status as of the end of the fiscal year, which generally requires attainment of age 55 with at least 15 years of qualifying service.

Voluntary or "For Cause" Termination

        In general, an NEO who remained employed through October 31, 2008 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter as a "for cause" termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2008 under the PfR Plan (subject to any downward adjustment or elimination by the Committee prior to actual payment, except in the case of Mr. Hurd), (2) to exercise his or her vested stock options on or before the last day of employment, (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits under the HP pension plans. An NEO who terminated employment before the last day of the fiscal year, either voluntarily or as a "for cause" termination, would generally not be eligible to receive any amount under the PfR Plan with respect to the fiscal year in which the termination occurred, except that the Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions and similar programs.

        Under Mr. Hurd's employment agreement, he is entitled to be paid any earned and accrued bonus under the PfR Plan for any completed fiscal year as of his termination of employment.

"Not for Cause" Termination

        A "not for cause" termination would qualify the NEO for the amounts described above under a "Voluntary or "For Cause" Termination," and also for benefits under the SPEO, if the NEO signs the required release of claims in favor of HP. The SPEO would provide a cash benefit to each NEO calculated as a multiple of the sum of base pay plus the average of the last three years' actual annual bonus payments; in the case of the CEO, the multiple is two, and for the other NEOs, the multiple is 1.5. In all cases, the cash benefit will not exceed 2.99 times the sum of the NEOs base pay plus annual target bonus.

        Under the SPEO, a "not for cause" termination generally includes any termination that is not due to a material neglect of responsibilities to HP (other than as a result of illness or disability), or conduct that is not in the best interest of, or is injurious to, HP.

        In addition to the cash severance benefit payable under the SPEO, the NEO would be eligible to exercise vested stock options and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans. The Committee may also exercise its discretion to accelerate vesting of stock options and to release restrictions on stock and cash awards in individual cases.

Termination Following a Change in Control

        No HP executive is covered by an agreement providing for special payments in the event of a change in control. In the event of a change in control of HP, however, the Board is authorized (but not required) to accelerate the vesting of stock options and to release restrictions on stock and cash awards issued under HP stock plans. For the purposes of this table, the amounts reported for each NEO in the rows marked "Change in Control" assume that the Board would exercise its discretion in this manner, resulting in fully accelerated vesting of stock options, and release of all restrictions on restricted stock and outstanding LTPC Program and PRU awards. In addition, an executive terminated following a change in control would be eligible for benefits under the SPEO, as described above.

Special Termination Provisions Applicable to Mr. Hurd

        Under Mr. Hurd's employment agreement, in the event of a termination by HP without cause, he would be eligible to receive any "banked" amounts under the LTPC Program, in addition to benefits under the SPEO. In addition to the circumstances that qualify as a termination "not for cause" under the SPEO, Mr. Hurd would also be eligible for SPEO benefits if his duties as CEO were substantially reduced without his consent or if he were not re-elected to the Board during the term of his employment. Moreover, he would be eligible for full vesting on the stock option grants awarded to him under that employment agreement, as well as prorated vesting on his restricted stock grants; vesting on other stock options would cease at time of termination.

HP Severance Policy for Senior Executives

        Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the "HP Severance Policy"), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

        For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. However, benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code, (c) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (a) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (b) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (c) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, restricted stock units or long-term cash incentives that is consistent with Company Practices; (d) payments or benefits required to be provided by law; and (e) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

        For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Severance Plan for Executive Officers

        In October 2003, the Committee adopted a severance plan for executives who were Section 16 officers of HP within 90 days of their termination of HP employment. This plan provides for a lump-sum severance payment upon a qualifying termination that is a multiple of the sum of annual base salary and target cash bonus, as in effect prior to the employment termination. In July 2005, the Committee amended this plan to reduce the cash severance benefits payable to the CEO, executive vice presidents and senior vice presidents and to base payments upon a multiple of the sum of annual base salary and actual bonuses paid (averaged over the most recent three-year performance period) rather than a multiple of the sum of annual base salary and target cash bonuses. Under the amended plan, the multiple used is 2.0 for the position of CEO, 1.5 for executive vice presidents, and 1.0 for senior vice presidents and vice presidents. Any payments under the severance program will be reduced by any cash severance benefit payable to the participant under any other HP plan, program or agreement, including cash amounts payable for the uncompleted portion of employment agreements.

        A participant will be deemed to have incurred a qualifying termination for purposes of this plan if he or she is involuntarily terminated without cause (as defined below) and executes a full release of claims in a form satisfactory to HP, promptly following termination. For purposes of the plan, "cause" means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP.

        Notwithstanding the foregoing, the amount of severance benefits received by an executive under the plan will not exceed 2.99 times the sum of the executive's base salary plus target bonus as in effect immediately prior to separation from employment, unless such benefits are approved by HP's stockholders pursuant to the HP Severance Policy.

HP Retirement Arrangements

        Upon retirement on or after age 55 with at least 15 years of service, HP employees in the United States receive full vesting of options granted under HP common stock plans with a three-year post-termination exercise period. Restricted stock and restricted stock units continue to vest in accordance with their normal vesting schedule, subject to certain post-employment restrictions. Awards under the PRU Program and the LTPC Program, if any, are paid on a prorated basis to participants, and bonuses, if any, under the PfR Plan may be paid in prorated amounts in the discretion of management. In accordance with Section 409A of the Code, certain amounts payable upon retirement of (or other termination by) the NEOs and other key employees will not be paid out for at least six months following termination of employment. None of the NEOs was eligible to retire as of October 31, 2008.

        HP sponsors two retiree medical programs for which U.S. employees, including the NEOs, are eligible. The first, the HP Pre-2003 Retiree Medical Plan, is a retiree medical program that provides subsidized coverage for eligible participants, with subsidies determined based upon years of qualifying HP service. Eligibility for this program requires that participants have been employed by HP before January 1, 2003, have had 62 age-plus-service "points" as of December 31, 2005, have been within five years of qualifying for retirement as of May 31, 2007, and retire from HP on or after age 55 with at least 15 years of service. Mr. Joshi may be eligible for this program in the future if he terminates his HP employment after reaching age 55. None of the other NEOs is eligible for this subsidized retiree medical plan.

        The other retiree medical program sponsored by HP, the HP Retiree Medical Plan, is a plan that provides retirees with access to coverage at group rates only, with no direct subsidy provided by HP. In addition, certain current employees participate in the HP Retirement Medical Savings Account Plan (the "RMSA"), under which participants receive HP credits of $1,200 per year, beginning at age 45, up to a maximum of $12,000; these credits can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HP on or after age 55 with at least 10 years of qualifying service. All of the NEOs other than Mr. Joshi could be eligible for the HP Retiree Medical Plan and the employer credits accumulated under the RMSA if they retire from HP on and after age 55 with at least 10 years of qualifying service.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of October 31, 2008. Information is included for equity compensation plans approved by HP stockholders and equity compensation plans not approved by HP stockholders.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	226,117,870	(3)	$31.1525	117,655,010	(4)(5)
Equity compensation plans not approved by HP stockholders	78,455,876	(6)(7)	$36.0246	73,147,371	(8)

Totals	304,573,746		$32.4075	190,802,381

(1)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards. As of October 31, 2008, individual options to purchase a total of 22,120,724 shares were outstanding pursuant to options assumed in connection with acquisitions and granted under such plans at a weighted average exercise price of $23.5157. In addition, in connection with the acquisition of Compaq Computer Corporation ("Compaq"), HP also assumed stock options granted to former Compaq directors in April 1999 to purchase 189,750 shares of HP common stock at a price of $35.97, of which options to purchase 126,500 shares remained outstanding as of October 31, 2008, and 189,750 shares of HP common stock at a price of $37.46, all of which options remained outstanding as of October 31, 2008. These options were not issued under any of the plans assumed in connection with the Compaq acquisition and are not reflected in this column.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the Share Ownership Plan or the HP Employee Stock Purchase Plan (the "ESPP").

(3)
Represents options to purchase shares outstanding under the HP 2004 Stock Incentive Plan (the "2004 Plan"), the HP 2000 Stock Plan (the "2000 Plan"), the HP 1995 Incentive Stock Plan, the HP 1990 Incentive Stock Plan and the HP 1997 Director Stock Plan.

(4)
Represents 46,484,846 shares available for future issuance under the 2004 Plan, 23,884,097 shares available for issuance under the 2000 Plan, 43,194,076 shares available for issuance under the Share Ownership Plan, 2,725,611 shares available for issuance under the ESPP and 1,366,380 shares available for issuance under the HP Service Anniversary Award Plan. The balance is available for option grants under our other stockholder-approved equity compensation plans.

(5)
In addition to options, the 2004 Plan and the 2000 Plan provide for the award of cash and stock. The 2004 Plan provides for a maximum of 100,000,000 shares for stock awards, of which 16,720,668 shares have been issued. Although 83,279,332 shares remain available for such stock awards under the terms of the plan, that amount exceeds the 46,484,846 shares available for all types of awards under the plan. Therefore, up to 46,484,846 shares remain available for stock awards. The 2000 Plan provides for a maximum of 20,000,000 shares for stock awards, and 13,439,020 shares remain available for such stock awards.

(6)
HP has assumed and intends to continue issuing awards in accordance with applicable NYSE listing standards under the following plans, which have not been approved by HP stockholders but which were approved by Compaq stockholders: the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan. HP also has assumed and intends to continue issuing awards in accordance with applicable NYSE listing standards under the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation ("EDS"), which has not been approved by HP stockholders but which was approved by EDS stockholders. All options issued under these plans are reflected in this column and the weighted-average exercise price of those options is included in column (b).

(7)
Includes stock appreciation rights with respect to 461,034 shares of HP common stock assumed in connection with the Compaq acquisition.

(8)
Represents an aggregate of 73,147,371 shares available for option grants under the plans assumed in connection with the Compaq acquisition and the EDS acquisition identified in footnote (6) to this table.

Material Features of Plans Not Approved by Stockholders

        HP assumed the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan in connection with the Compaq acquisition. These plans are administered by the HR and Compensation Committee of the Board. While the plans originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards and cash, HP has amended these plans so that from July 18, 2002 only non-qualified stock options may be granted under these plans. Outstanding non-stock option awards, e.g., stock appreciation rights, will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under these plans have grant prices equal to the fair market value of the stock on the grant date. These plans allow the HR and Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Pursuant to the terms of these plans, all outstanding awards granted prior to September 1, 2001 under these plans became fully vested on March 20, 2002, the date on which Compaq stockholders approved the acquisition by HP. Vesting did not accelerate for awards granted on or after September 1, 2001, and those awards typically vest monthly over a 48-month period. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his or her award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. These plans will expire when there are no shares available for future grants. A total of 4,206,064, 4,138,956, 23,246,448, and 17,049,616 shares remain available for grants under the Compaq 1989 Equity Incentive Plan, the Compaq 1995 Equity Incentive Plan, the Compaq 1998 Stock Option Plan and the Compaq 2001 Stock Option Plan, respectively.

        HP assumed the Amended and Restated 2003 Incentive Plan of Electronic Data Systems Corporation in connection with the EDS acquisition. This plan is administered by the HR and Compensation Committee of the Board. While the plan originally provided for a variety of awards, including non-qualified stock options, qualified stock options, stock appreciation rights, stock awards, cash awards, performance awards, director options and director restricted stock, the plan has been amended so that from August 26, 2008 only employee non-qualified stock options, stock awards, cash awards and performance awards may be granted under this plan. Other types of awards will remain outstanding until they are exercised or expire pursuant to their original terms and conditions. Generally, options granted under this plan have grant prices equal to the fair market value of the stock on the grant date. This plan allows the HR and Compensation Committee to specify the conditions of the awards, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Generally, awards may be exercised for the full life of the award if a participant's employment is terminated due to death, disability, or retirement. If a participant's employment is terminated other than due to death, disability, or retirement, the vested portion of his or her award may be exercised for up to one year (not to exceed the original term of the award) after his termination of employment. A total of 23,477,386 shares remain available for grants under this plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has appointed Ernst & Young LLP ("EY") as HP's independent registered public accounting firm for the fiscal year ending October 31, 2009. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

        The following table shows the fees paid or accrued by HP for audit and other services provided by EY for fiscal 2008 and 2007.

	2008	2007
	In millions
Audit Fees(1)	$29.6	$24.6
Audit-Related Fees(2)	9.9	5.1
Tax Fees(3)	9.0	3.2
All Other Fees(4)	0.1	—

Total	$48.6	$32.9

        The Audit Committee has approved all of the fees above.

        The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one non-audit service of $250,000, provided that the chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of HP's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services. For fiscal 2008 and fiscal 2007, audit-related fees include approximately $0.2 million and $0.3 million, respectively, in consulting fees relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(3)
For fiscal 2008, tax fees included tax compliance fees of $1.1 million, tax advice and tax planning fees of $6.9 million, and fees for expatriate tax services of $1.0 million. For fiscal 2007, tax fees included tax compliance fees of $0.9 million and fees tax advice and tax planning fees of $2.3 million.

(4)
For fiscal 2008, all other fees consisted of fees for immigration tax services. HP did not engage EY for any other services in fiscal 2007.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

        HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP's internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2008, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Robert L. Ryan, Chair Sari M. Baldauf John R. Joyce Lucille S. Salhany G. Kennedy Thompson

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m.	Meeting begins: 2:00 p.m.
•
HP stockholders, including joint holders, as of the close of business on January 20, 2009, the record date for the annual meeting, are entitled to attend the annual meeting on March 18, 2009

•
All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in the HP 401(k) Plan or the Share Ownership Plan, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the meeting

•
If you are a beneficial owner of your HP shares (i.e., you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 20, 2009 or other evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on January 20, 2009

•
Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting

•
Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

Directions to the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California

From San Francisco:

Take 101 South toward San Jose. Exit at Great America Parkway. Turn left at Great America Parkway. The Convention Center is at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

From San Jose:

Take 101 North to the Great America Parkway exit. Turn right on Great America Parkway. The Convention Center is located at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

From Oakland:

Take I-880 South toward San Jose for approximately 30 to 40 minutes to Highway 237. Take Highway 237 toward Mountain View to the Great America Parkway exit. Turn left on Great America Parkway. The Convention Center is located at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

Note: Parking in the Convention Center garage is free.

4AA2-3796ENW

HEWLETT-PACKARD COMPANY ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, MARCH 18, 2009 2:00 P.M., LOCAL TIME
SANTA CLARA CONVENTION CENTER, 5001 GREAT AMERICA PARKWAY, SANTA CLARA, CALIFORNIA PLEASE VOTE TODAY! YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE REVERSE SIDE OF THIS CARD FOR INSTRUCTIONS.

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hewlett-Packard Company Annual Meeting of Stockholders, including the 2008 Annual Report and the proxy statement, are available over the Internet. To view the proxy materials, please have the reverse side of this notice available and visit www.eproxyaccess.com/hpq.

Electronic Delivery of Future Proxy Materials: If you wish to receive all future proxy materials electronically by e-mail, please visit www.eproxyaccess.com/hpq and follow the instructions there.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

------------------------------------------------------------------------------------------------------------------------------------------------------------------

HEWLETT-PACKARD COMPANY
ANNUAL MEETING OF STOCKHOLDERS—MARCH 18, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark V. Hurd, Michael J. Holston and Paul T. Porrini, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 20, 2009, at the Annual Meeting of Stockholders to be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California, at 2:00 p.m., local time, on Wednesday, March 18, 2009, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted for all of the nominees for director in proposal 1 and for proposal 2. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 15, 2009, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE 2009 PROXY STATEMENT AND ACCOMPANYING MATERIALS

AND VOTE TODAY IN ONE OF THREE WAYS:

1.      Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions.

OR

2.      Vote by Internet—Access www.proxyvotenow.com/hpq, and follow the simple instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.  Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign and date the proxy card, and return it in the envelope provided or mail it to Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

----------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01-L.T. Babbio, Jr.	☐	☐	☐	06-J.Z. Hyatt	☐	☐	☐	2. Proposal to ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2009	☐	☐	☐

02-S.M. Baldauf	☐	☐	☐	07-J.R. Joyce	☐	☐	☐

03-R.L. Gupta	☐	☐	☐	08-R.L. Ryan	☐	☐	☐

04-J.H. Hammergren	☐	☐	☐	09-L.S. Salhany	☐	☐	☐

05-M.V. Hurd	☐	☐	☐	10-G.K. Thompson	☐	☐	☐	☐ Address change
(make correction at left)

Signature

Signature

Title

Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.